Exhibit 99.1

Assured Guaranty Corp.

Consolidated Financial Statements

December 31, 2022, 2021 and 2020

Assured Guaranty Corp.

Index to Consolidated Financial Statements

December 31, 2022, 2021 and 2020

Report of Independent Auditors

To the Board of Directors of Assured Guaranty Corp.

Opinion

We have audited the accompanying consolidated financial statements of Assured Guaranty Corp. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, of comprehensive income (loss), of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 6, 2023

Assured Guaranty Corp.
Consolidated Balance Sheets
(dollars in thousands except share data)

	As of December 31,
	2022	2021
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value, net of allowance for credit loss of $41,512 and $24,081 (amortized cost of $2,223,586 and $2,254,766)	$2,092,528	$2,397,328
Fixed-maturity securities, trading, at fair value	175,896	30
Short-term investments, at fair value	111,452	231,374
Equity method investments	211,125	225,038
Other invested assets, at fair value	790	1,136
Total investments	2,591,791	2,854,906
Cash	24,225	55,603
Loan receivable from parent	87,500	87,500
Premiums receivable, net of commissions payable	297,015	302,427
Ceded unearned premium reserve	187,380	193,144
Reinsurance recoverable on unpaid losses	158,641	150,424
Salvage and subrogation recoverable	71,749	367,709
Financial guaranty variable interest entities’ assets (includes $169,544 and $30,586, at fair value)	177,681	30,586
Other assets (includes $54,384 and $42,156, at fair value)	242,067	181,697
Total assets	$3,838,049	$4,223,996

Liabilities
Unearned premium reserve	$655,404	$795,436
Loss and loss adjustment expense reserve	84,112	464,021
Reinsurance balances payable, net	168,026	134,059
Note payable to affiliate	300,000	300,000
Credit derivative liabilities, at fair value	159,498	153,799
Financial guaranty variable interest entities’ liabilities (with recourse of $393,531 and $26,144, without recourse of $1,916 and $2,351; includes $338,339 and $28,495 at fair value)	395,447	28,495
Other liabilities	103,965	110,846
Total liabilities	1,866,452	1,986,656

Commitments and contingencies (Note 14)

Shareholder’s equity
Preferred stock ($1,000 par value, 200,004 shares authorized; no shares issued or outstanding)	—	—
Common stock (493,339 shares authorized, 14,173 shares issued and outstanding, with par value of $1,058.38)	15,000	15,000
Additional paid-in capital	742,015	742,015
Retained earnings	1,278,108	1,341,061
Accumulated other comprehensive income (loss), net of tax provision (benefit) of $(28,593) and $25,313	(63,526)	139,264
Total shareholder’s equity	1,971,597	2,237,340
Total liabilities and shareholder’s equity	$3,838,049	$4,223,996
The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Revenues
Net earned premiums	$209,106	$85,662	$121,166
Net investment income	87,181	90,950	97,590
Net realized investment gains (losses)	(15,815)	(5,371)	8,877
Fair value gains (losses) on credit derivatives	(6,976)	(52,047)	75,498
Fair value gains (losses) on committed capital securities	12,094	(15,104)	222
Fair value gains (losses) on financial guaranty variable interest entities	16,033	4,257	1
Foreign exchange gains (losses) on remeasurement	(6,413)	(966)	2,194
Fair value gains (losses) on trading securities	(19,793)	—	—
Commutation gains (losses)	(174)	7,187	—
Other income (loss)	6,870	10,926	8,276
Total revenues	282,113	125,494	313,824

Expenses
Loss and loss adjustment expenses (benefit)	32,109	(59,326)	137,976
Interest expense on note payable to affiliate	10,500	10,500	10,500
Employee compensation and benefit expenses	35,776	35,757	35,900
Other expenses	23,778	27,140	24,184
Total expenses	102,163	14,071	208,560

Income (loss) before income taxes and equity in earnings (losses) of investees	179,950	111,423	105,264
Equity in earnings (losses) of investees	(4,700)	30,062	15,963
Income (loss) before income taxes	175,250	141,485	121,227

Provision (benefit) for income taxes
Current	2,693	(2,664)	(3,268)
Deferred	28,610	24,260	18,340
Total provision (benefit) for income taxes	31,303	21,596	15,072

Equity in after-tax earnings (loss) of investee	—	(3,717)	14,178
Net income (loss)	$143,947	$116,172	$120,333

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Net income (loss)	$143,947	$116,172	$120,333

Change in net unrealized gains (losses) on:
Investments with no credit impairment, net of tax provision (benefit) of $(45,230), $(9,786) and $7,842	(170,152)	(49,237)	33,442
Investments with credit impairment, net of tax provision (benefit) of $(8,789), $(159) and $(249)	(33,062)	(599)	(937)
Change in net unrealized gains (losses) on investments	(203,214)	(49,836)	32,505
Change in instrument-specific credit risk on financial guaranty variable interest entities' liabilities with recourse, net of tax	424	96	853
Other comprehensive income (loss)	(202,790)	(49,740)	33,358

Comprehensive income (loss)	$(58,843)	$66,432	$153,691

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Shareholder’s Equity

Years Ended December 31, 2022, 2021 and 2020

(in thousands)

	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholder’s Equity
As of December 31, 2019	14,173	$15,000	$742,015	$1,364,656	$155,646	$2,277,317
Net income	—	—	—	120,333	—	120,333
Dividends	—	—	—	(166,000)	—	(166,000)
Other comprehensive income	—	—	—	—	33,358	33,358
As of December 31, 2020	14,173	15,000	742,015	1,318,989	189,004	2,265,008
Net income	—	—	—	116,172	—	116,172
Dividends	—	—	—	(94,100)	—	(94,100)
Other comprehensive loss	—	—	—	—	(49,740)	(49,740)
As of December 31, 2021	14,173	15,000	742,015	1,341,061	139,264	2,237,340
Net income	—	—	—	143,947	—	143,947
Dividends	—	—	—	(206,900)	—	(206,900)
Other comprehensive loss	—	—	—	—	(202,790)	(202,790)
As of December 31, 2022	14,173	$15,000	$742,015	$1,278,108	$(63,526)	$1,971,597

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$143,947	$116,172	$120,333
Adjustments to reconcile net income to net cash flows provided by operating activities:
Net amortization of premium (discount) on investments	(5,565)	(10,739)	(15,063)
Provision (benefit) for deferred income taxes	28,610	24,260	18,340
Net realized investment losses (gains)	15,815	5,371	(8,877)
Fair value losses (gains) on committed capital securities	(12,094)	15,104	(222)
Equity in (earnings) losses of investees	4,700	(26,345)	(30,141)
Fair value (gains) losses on trading securities	19,793	—	—
Change in premiums receivable, net of premiums and commissions payable	846	(15,362)	(13,646)
Change in ceded unearned premium reserve	5,764	(17,347)	18,588
Change in unearned premium reserve	(140,032)	(1,503)	(106,527)
Change in loss and loss adjustment expense reserve, net	(275,636)	(74,662)	(30,814)
Change in deferred ceding commissions, net	(10,817)	1,289	(413)
Change in credit derivative assets and liabilities, net	5,565	46,251	(77,061)
Other	12,072	35,145	17,802
Net cash flows provided by (used in) operating activities	$(207,032)	$97,634	$(107,701)

Cash flows from investing activities:
Fixed-maturity securities, available-for-sale:
Purchases	$(41,310)	$(184,066)	$(223,253)
Sales	117,704	59,216	253,100
Maturities and paydowns	140,699	220,375	223,544
Short-term investments with original maturities of over three months:
Sales	—	—	2,000
Maturities and paydowns	—	—	2,750
Net sales (purchases) of short-term investments with original maturities of less than three months	119,923	(165,766)	17,196
Fixed-maturity securities, trading:
Sales	37,281	—	—
Maturities and paydowns	7,333	—	—
Net proceeds from paydowns on financial guaranty variable interest entities’ assets	30,368	13,348	11,153
Sales of equity method investments	16,407	67,893	5,787
Other	(471)	(3,078)	707
Net cash flows provided by (used in) investing activities	$427,934	$7,922	$292,984

(continued)
The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.
Consolidated Statements of Cash Flows, Continued
(in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from financing activities:
Dividends paid	$(206,900)	$(94,100)	$(166,000)
Net paydowns of financial guaranty variable interest entities’ liabilities	(44,902)	(11,825)	(10,233)
Net cash flows provided by (used in) financing activities	(251,802)	(105,925)	(176,233)

Effect of foreign exchange rate changes	(70)	(99)	17
Increase (decrease) in cash and restricted cash	(30,970)	(468)	9,067
Cash and restricted cash at beginning of period	57,034	57,502	48,435
Cash and restricted cash at end of period	$26,064	$57,034	$57,502

Supplemental cash flow information
Income taxes paid (received)	$211	$(3,669)	$(1,178)
Interest paid on note payable to affiliate	10,500	10,500	10,500

Supplemental disclosure of non-cash activities:
Puerto Rico Salvage (see Note 2):
Fixed-maturity securities, available-for-sale, received as salvage	$187,843	$—	$—
Fixed-maturity securities, trading, received as salvage	240,273	—	—
Debt securities of financial guaranty variable interest entities received as salvage	156,514	—	—
MAC Transaction (Note 1):
Fixed-maturity securities received from affiliate in consideration of the reassumption of remaining cessions to Municipal Assurance Corp. and the distribution of Municipal Assurance Corp.’s earned surplus	—	166,042	—

	As of December 31,
	2022	2021	2020
Reconciliation of cash and restricted cash to the consolidated balance sheets:
Cash	$24,225	$55,603	$56,103
Restricted cash (included in other assets)	596	1,431	1,399
Cash of financial guaranty variable interest entities (see Note 8)	1,243	—	—
Cash and restricted cash at the end of period	$26,064	$57,034	$57,502

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements
1.    Business and Basis of Presentation

Business

Assured Guaranty Corp. (AGC and, together with its subsidiaries, the Company), a Maryland domiciled insurance company, is an indirect and wholly-owned subsidiary of Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty). AGL is a Bermuda-based holding company that provides, through its operating subsidiaries, credit protection products to the United States (U.S.) and non-U.S. public finance (including infrastructure) and structured finance markets, as well as asset management services.

The Company applies its credit underwriting judgment, risk management skills and capital markets experience primarily to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment (collectively, debt service), the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance and structured finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom (U.K.), and also guarantees obligations issued in other countries and regions, including Western Europe and Australia.

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). In management’s opinion, all material adjustments necessary for a fair statement of the financial condition, results of operations and cash flows of the Company, including its consolidated variable interest entities (VIEs), are reflected in the periods presented and are of a normal, recurring nature. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior year balances have been reclassified to conform to the current year’s presentation.

The consolidated financial statements include the accounts of AGC, its subsidiaries, and its consolidated financial guaranty VIEs (FG VIEs). Intercompany accounts and transactions between and among all consolidated entities have been eliminated.

    The Company’s most significant interest in an unconsolidated entity as of December 31, 2022 was a 35% ownership interest in AG Asset Strategies LLC (AGAS). AGAS is an investment subsidiary that invests in funds (AssuredIM Funds) managed by its affiliate, Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM).

Prior to April 1, 2021, the Company had a 39.3% ownership interest in Municipal Assurance Holdings Inc. (MAC Holdings), incorporated in Delaware. AGC’s affiliate, Assured Guaranty Municipal Corp. (AGM), owned the remaining 60.7% of MAC Holdings. MAC Holdings owned 100% of Municipal Assurance Corp. (MAC), a New York domiciled insurance company.

On February 24, 2021, Assured Guaranty received the last regulatory approval required to execute a multi-step transaction to merge MAC with and into AGM, with AGM as the surviving company. The steps leading up to the merger of MAC with and into AGM, with AGM as the surviving company (the MAC Transaction), were effective April 1, 2021, and included (i) the reassumption by AGM and AGC of their respective remaining cessions to MAC, (ii) distributing MAC’s earned surplus to AGM and AGC in accordance with their respective 60.7% and 39.3% direct ownership interests in MAC Holdings, and (iii) AGC’s sale to AGM of its 39.3% interest in MAC Holdings. The Company recognized the effects of the multi-step process in the second quarter of 2021, based on outstanding balances on April 1, 2021.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The table below presents the effects of the MAC Transaction.

Effects of the MAC Transaction
Year Ended December 31, 2021

Increase (Decrease)
(in thousands)
Fixed-maturity securities	$166,042
Equity method investments - MAC Holdings	(216,451)
Cash	66,778
Ceded unearned premium reserve	(24,422)
Other assets/liabilities, net	(2,105)

Net income	$(2,100)
Accumulated other comprehensive income	(8,058)
Total shareholder’s equity	$(10,158)

Net par outstanding	$2,128,089

Significant Accounting Policies

    The Company revalues assets, liabilities, revenue and expenses denominated in non-U.S. currencies into U.S. dollars using applicable exchange rates. Gains and losses relating to translating transactions in foreign denominations are reported in the consolidated statements of operations.

AGC participates in AGL's long term incentive plans. AGL follows the fair value recognition provisions for share based compensation expense. The Company is allocated its proportionate share of all compensation expense based on time studies conducted annually, in accordance with the Amended and Restated Service Agreement (the Group Service Agreement). See Note 13, Related Party Transactions, for additional information.

Other accounting policies are included in the following notes to the consolidated financial statements.

Note Name	Note Number
Expected loss to be paid (recovered)	Note 3
Contracts accounted for as insurance	Note 4
Contracts accounted for as credit derivatives	Note 5
Reinsurance	Note 6
Investments and cash	Note 7
Variable interest entities	Note 8
Fair value measurement	Note 9
Note payable to affiliate and credit facilities	Note 10
Income taxes	Note 11
Commitments and contingencies	Note 14
Shareholder’s equity	Note 15

Recent Accounting Standards Adopted

Reference Rate Reform

    In March 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU only apply to contracts that reference the London Interbank Offered Rate (LIBOR) or another reference rate that is expected to be discontinued due to reference rate reform.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848): Scope, to clarify the scope of relief related to ASU 2020-04. In December 2022, the FASB issued ASU 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, to extend the aforementioned temporary optional expedients and exceptions from December 31, 2022 to December 31, 2024. These ASUs became effective upon their issuance and may be applied for contract modifications that occur from March 12, 2020 through December 31, 2024 (the Reference Rate Transition Period).

The Company adopted the optional relief afforded by ASUs in the third quarter of 2021 on a prospective basis, and the guidance will be followed until the optional relief terminates on December 31, 2024. The Company has identified insurance contracts, derivatives and other financial instruments that are directly or indirectly influenced by LIBOR, and will be applying the accounting relief as relevant contract modifications are made during the Reference Rate Transition Period. There was no impact to the Company’s consolidated financial statements upon the initial adoption of these ASUs.

2.    Outstanding Exposure

    The Company sells credit protection primarily in financial guaranty insurance form. The Company may also sell credit protection by issuing policies that guarantee payment obligations under credit default swaps (CDS). The Company’s contracts accounted for as credit derivatives are generally structured such that the circumstances giving rise to the Company’s obligation to make loss payments are similar to those for its financial guaranty insurance contracts. The Company has not entered into any new CDS in order to sell credit protection in the U.S. since the beginning of 2009, when regulatory guidelines were issued that limited the terms under which such protection could be sold. The Company has, however, acquired or reinsured portfolios since 2009 that include financial guaranty contracts in credit derivative form.

The Company seeks to limit its exposure to losses by underwriting obligations that it views to be investment grade at inception, although on occasion it may underwrite new issuances that it views to be below-investment-grade (BIG), typically as part of its loss mitigation strategy for existing troubled exposures. The Company also seeks to acquire portfolios of insurance from financial guarantors that are no longer writing new business by acquiring such companies, providing reinsurance on a portfolio of insurance; in such instances, it evaluates the risk characteristics of the target portfolio, which may include some BIG exposures, as a whole in the context of the proposed transaction. The Company diversifies its insured portfolio across sector and geography and, in the structured finance portfolio, generally requires subordination or collateral to protect it from loss. Reinsurance may be used in order to reduce net exposure to certain insured transactions.

     Public finance obligations insured by the Company primarily consist of general obligation bonds supported by the taxing powers of U.S. state or municipal governmental authorities, as well as tax-supported bonds, revenue bonds and other obligations supported by covenants from state or municipal governmental authorities or other municipal obligors to impose and collect fees and charges for public services or specific infrastructure projects. The Company includes within public finance obligations those obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including utilities, toll roads, healthcare facilities and government office buildings. The Company also includes within public finance obligations similar obligations issued by U.S. and non-U.S. sovereign and sub-sovereign issuers and governmental authorities.

Structured finance obligations insured by the Company are generally issued by special purpose entities, including VIEs, and backed by pools of assets having an ascertainable cash flow or market value or other specialized financial obligations. Some of these VIEs are consolidated as described in Note 8, Variable Interest Entities. Unless otherwise specified, the outstanding par and debt service amounts presented in this note include outstanding exposures on these VIEs whether or not they are consolidated.

Significant Risk Management Activities

    The Portfolio Risk Management Committee of the Company’s indirect parent, AGL, which includes members of Assured Guaranty’s senior management and senior risk and surveillance officers, is responsible for enterprise risk management for Assured Guaranty and focuses on measuring and managing insurance credit, market and liquidity risk for Assured Guaranty. This committee establishes Assured Guaranty-wide credit policy for Assured Guaranty’s direct and assumed insurance business. It implements specific insurance underwriting procedures and limits for Assured Guaranty and allocates underwriting capacity among AGL’s insurance subsidiaries, including the Company. All insurance transactions in new asset classes or new jurisdictions must be approved by this committee.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The Company’s risk management committee conducts an in-depth review of the Company’s insured portfolio, focusing on varying portions of the portfolio at each meeting. It reviews and may revise internal ratings assigned to the insured transactions and review sector reports, monthly product line surveillance reports and compliance reports.

All transactions in the insured portfolio are assigned internal credit ratings by the relevant underwriting committee at inception, and such credit ratings are updated by the relevant risk management committee based on changes in transaction credit quality. As part of the surveillance process, the Company monitors trends and changes in transaction credit quality and recommends such remedial actions as may be necessary or appropriate. The Company also develops strategies to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage the Company’s litigation proceedings.

Surveillance Categories

The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review of each exposure. BIG exposures include all exposures with internal credit ratings below BBB-.

The Company’s internal credit ratings are based on internal assessments of the likelihood of default and loss severity in the event of default. Internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and generally reflect an approach similar to that employed by the rating agencies, except that the Company’s internal credit ratings focus on future performance rather than lifetime performance.

The Company classifies those portions of risks benefiting from reimbursement obligations collateralized by eligible assets held in trust in acceptable reimbursement structures as being the higher of AA or their current internal rating. Unless otherwise noted, ratings disclosed herein on the Company’s insured portfolio reflect its internal ratings.

The Company monitors its insured portfolio and refreshes its internal credit ratings on individual exposures in quarterly, semi-annual or annual cycles based on the Company’s view of the exposure’s credit quality, loss potential, volatility and sector. Ratings on exposures in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter, although the Company may also review a rating in response to developments impacting a credit when a ratings review is not scheduled. For assumed exposures, the Company may use the ceding company’s credit ratings of transactions where it is impractical for it to assign its own rating.

Exposures identified as BIG are subjected to further review to determine the probability of a loss. See Note 3, Expected Loss to be Paid (Recovered), for additional information. Surveillance personnel then assign each BIG transaction to one of the three BIG surveillance categories described below based upon whether a future loss is expected and whether a claim has been paid. The Company uses the pre-tax book yield of AGC’s investment portfolio to calculate the present value of projected payments and recoveries and determine whether a future loss is expected in order to assign the appropriate BIG surveillance category to a transaction. For financial statement measurement purposes, the Company uses risk-free rates, which are determined each quarter, to calculate the expected loss.

    More extensive monitoring and intervention are employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. For purposes of determining the appropriate surveillance category, the Company expects “future losses” on a transaction when the Company believes there is at least a 50% chance that, on a present value basis, it will in the future pay claims on that transaction that will not be fully reimbursed. The three BIG surveillance categories are:

•BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected.
•BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid.
•BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Impact of COVID-19 Pandemic

    The emergence and continuation of COVID-19 and reactions to it, including various intermittent closures and capacity and travel restrictions, have had a profound effect on the global economy and financial markets. The ultimate size, depth, course

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
and duration of the pandemic, and the effectiveness, acceptance, and distribution of vaccines and therapeutics for it, remain unknown, and the governmental and private responses to the pandemic continue to evolve. Due to the nature of the Company’s business, COVID-19 and its global impact, directly and indirectly affected certain sectors in the insured portfolio.

Shortly after the pandemic reached the U.S. through early 2021 the Company’s surveillance department conducted supplemental periodic surveillance procedures to monitor the impact on its insured portfolio of COVID-19 and governmental and private responses to COVID-19, with emphasis on state and local governments and entities that were already experiencing significant budget deficits and pension funding and revenue shortfalls, as well as obligations supported by revenue streams most impacted by various intermittent closures and capacity and travel restrictions or an economic downturn. Given the significant federal funding to state and local governments in 2021 and the performance it observed, the Company’s surveillance department has reduced these supplemental procedures. However, the Company is still monitoring those sectors it identified as most at risk for any developments related to COVID-19. The Company has paid only relatively small insurance claims it believes are due at least in part to credit stress arising specifically from COVID-19, and projects nearly full reimbursement of these claims.

Components of Outstanding Exposure

    The Company measures its financial guaranty exposure in terms of (i) gross and net par outstanding and (ii) gross and net debt service.

    The Company typically guarantees the payment of debt service when due. Since most of these payments are due in the future, the Company generally uses gross and net par outstanding as a proxy for its financial guaranty exposure. Gross par outstanding generally represents the principal amount of the insured obligation at a point in time. Net par outstanding equals gross par outstanding net of any reinsurance. The Company includes in its par outstanding calculation the impact of any consumer price index inflator to the reporting date as well as, in the case of accreting (zero-coupon) obligations, accretion to the reporting date. Foreign denominated par outstanding is translated at the spot rate at the end of the reporting period.

    The Company has, from time to time, purchased securities that it has insured, and for which it had expected losses to be paid, in order to mitigate the economic effect of insured losses (Loss Mitigation Securities). The Company excludes amounts attributable to Loss Mitigation Securities from par and debt service outstanding, and instead reports Loss Mitigation Securities in the investment portfolio, because the Company manages such securities as investments and not insurance exposure. As of December 31, 2022 and December 31, 2021, the Company excluded from net par outstanding $479.6 million and $508.8 million, respectively, attributable to Loss Mitigation Securities.

    Gross debt service outstanding represents the sum of all estimated future debt service payments on the insured obligations, on an undiscounted basis. Net debt service outstanding equals gross debt service outstanding net of any reinsurance. Future debt service payments include the impact of any consumer price index inflator after the reporting date, as well as, in the case of accreting (zero-coupon) obligations, accretion after the reporting date.

The Company calculates its debt service outstanding as follows:

•for insured obligations that are not supported by homogeneous pools of assets (which category includes most of the Company’s public finance transactions), as the total estimated contractual future debt service due through maturity, regardless of whether the obligations may be called and regardless of whether, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, the Company believes the obligations will be repaid prior to contractual maturity; and

•for insured obligations that are supported by homogeneous pools of assets that are contractually permitted to prepay principal (which category includes, for example, residential mortgage-backed securities (RMBS)), as the total estimated expected future debt service due on insured obligations through their respective expected terms, which includes the Company’s expectations as to whether the obligations may be called and, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, when the Company expects principal payments to be made prior to contractual maturity.

    The calculation of debt service requires the use of estimates, which the Company updates periodically, including estimates and assumptions for the expected remaining term of insured obligations supported by homogeneous pools of assets, updated interest rates for floating and variable rate insured obligations, behavior of consumer price indices for obligations with consumer price index inflators, foreign exchange rates and other assumptions based on the characteristics of each insured

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
obligation. Debt service is a measure of the estimated maximum potential exposure to insured obligations before considering the Company’s various legal rights to the underlying collateral and other remedies available to it under its financial guaranty contract.

Actual debt service may differ from estimated debt service due to refundings, terminations, negotiated restructurings, prepayments, changes in interest rates on variable rate insured obligations, consumer price index behavior differing from that projected, changes in foreign exchange rates on non-U.S. dollar denominated insured obligations and other factors.

Financial Guaranty Portfolio
Debt Service and Par Outstanding

	As of December 31, 2022		As of December 31, 2021
	Gross	Net	Gross	Net
	(in thousands)
Debt Service
Public finance	$36,419,472	$28,277,766	$38,419,487	$29,048,428
Structured finance	7,569,499	4,284,522	6,595,874	3,754,171
Total financial guaranty	$43,988,971	$32,562,288	$45,015,361	$32,802,599

Par Outstanding
Public finance	$21,856,348	$16,930,889	$23,559,146	$17,841,786
Structured finance	7,015,934	3,794,153	6,326,533	3,523,885
Total financial guaranty	$28,872,282	$20,725,042	$29,885,679	$21,365,671

In addition to amounts shown in the table above, the Company had outstanding commitments to provide guaranties of $703.3 million of structured finance direct gross par as of December 31, 2022. These commitments are contingent on the satisfaction of all conditions set forth in them and may expire unused or be canceled at the counterparty’s request. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

Financial Guaranty Portfolio by Internal Rating
As of December 31, 2022

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in thousands)
AAA	$7,652	0.1%	$615,562	18.6%	$547,570	17.1%	$289,124	49.2%	$1,459,908	7.1%
AA	2,962,200	21.7	169,187	5.1	1,339,003	41.8	11,456	1.9	4,481,846	21.6
A	5,331,468	39.2	391,520	11.8	620,326	19.3	274,402	46.7	6,617,716	31.9
BBB	4,811,211	35.3	2,077,492	62.6	348,786	10.9	12,954	2.2	7,250,443	35.0
BIG	500,313	3.7	64,284	1.9	350,532	10.9	—	—	915,129	4.4
Total net par outstanding	$13,612,844	100.0%	$3,318,045	100.0%	$3,206,217	100.0%	$587,936	100.0%	$20,725,042	100.0%

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Portfolio by Internal Rating
As of December 31, 2021

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in thousands)
AAA	$8,866	0.2%	$757,528	19.7%	$382,976	12.8%	$291,126	55.4%	$1,440,496	6.7%
AA	3,041,589	21.7	167,850	4.4	1,388,140	46.3	30,278	5.8	4,627,857	21.7
A	5,365,540	38.3	294,139	7.6	460,999	15.4	154,469	29.4	6,275,147	29.4
BBB	4,314,261	30.8	2,557,628	66.4	384,086	12.8	50,001	9.4	7,305,976	34.2
BIG	1,261,899	9.0	72,486	1.9	381,810	12.7	—	—	1,716,195	8.0
Total net par outstanding	$13,992,155	100.0%	$3,849,631	100.0%	$2,998,011	100.0%	$525,874	100.0%	$21,365,671	100.0%

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Portfolio
Par Outstanding by Sector

	Gross Par Outstanding		Net Par Outstanding
	As of December 31,		As of December 31,
Sector	2022	2021	2022	2021
	(in thousands)
Public finance:
U.S. public finance:
General obligation	$4,315,227	$4,223,248	$3,572,690	$3,402,588
Transportation	3,346,466	3,279,892	2,768,610	2,634,675
Tax Backed	2,925,518	3,737,547	2,483,477	3,145,417
Infrastructure finance	2,040,320	2,135,544	1,763,072	1,830,544
Municipal utilities	1,624,239	1,520,246	1,355,883	1,205,084
Healthcare	513,687	389,221	474,660	326,718
Higher Education	425,018	429,667	366,948	355,706
Renewable Energy	169,725	173,015	121,353	123,706
Investor-owned utilities	135,002	410,833	101,501	321,233
Housing revenue	105,160	110,635	84,771	89,176
Other public finance	712,789	763,964	519,879	557,308
Total U.S. public finance	16,313,151	17,173,812	13,612,844	13,992,155
Non-U.S. public finance:
Regulated utilities	3,454,602	3,324,278	1,878,033	1,733,458
Infrastructure finance	730,030	1,375,997	629,756	1,130,079
Pooled infrastructure	1,080,515	1,371,825	540,258	685,913
Sovereign and sub-sovereign	231,376	238,873	231,376	238,873
Renewable energy	46,674	74,361	38,622	61,308
Total non-U.S. public finance	5,543,197	6,385,334	3,318,045	3,849,631
Total public finance	21,856,348	23,559,146	16,930,889	17,841,786
Structured finance:
U.S. structured finance:
Life insurance transactions	3,874,873	3,345,793	1,094,457	950,535
RMBS	640,262	770,709	569,455	676,905
Pooled corporate obligations	620,412	528,349	562,764	486,320
Consumer receivables	304,117	400,244	251,621	330,123
Other structured finance	895,204	687,387	727,920	554,128
Total U.S. structured finance	6,334,868	5,732,482	3,206,217	2,998,011
Non-U.S. structured finance:
Pooled corporate obligations	321,755	327,711	273,492	278,554
RMBS	152,655	185,996	152,655	183,393
Other structured finance	206,656	80,344	161,789	63,927
Total non-U.S. structured finance	681,066	594,051	587,936	525,874
Total structured finance	7,015,934	6,326,533	3,794,153	3,523,885
Total par outstanding	$28,872,282	$29,885,679	$20,725,042	$21,365,671

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Expected Amortization of Net Par Outstanding
As of December 31, 2022

	Public Finance	Structured Finance	Total
	(in thousands)
0 to 5 years	$3,164,164	$1,589,343	$4,753,507
5 to 10 years	3,879,660	910,220	4,789,880
10 to 15 years	3,348,361	563,371	3,911,732
15 to 20 years	2,599,341	447,842	3,047,183
20 years and above	3,939,363	283,377	4,222,740
Total net par outstanding	$16,930,889	$3,794,153	$20,725,042

Actual amortization differs from expected maturities because borrowers may have the right to call or prepay certain obligations, terminations and because of management’s assumptions on structured finance amortization. The expected maturities of structured finance obligations are, in general, considerably shorter than the contractual maturities for such obligations.

Financial Guaranty Portfolio
Components of BIG Net Par Outstanding
As of December 31, 2022

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
			(in thousands)
Public finance:
U.S. public finance	$144,701	$51,296	$304,316	$500,313	$13,612,844
Non-U.S. public finance	64,284	—	—	64,284	3,318,045
Public finance	208,985	51,296	304,316	564,597	16,930,889
Structured finance:
U.S. RMBS	12,702	21,252	305,471	339,425	569,455
Other structured finance	—	1,543	9,564	11,107	3,224,698
Structured finance	12,702	22,795	315,035	350,532	3,794,153
Total	$221,687	$74,091	$619,351	$915,129	$20,725,042

Financial Guaranty Portfolio
Components of BIG Net Par Outstanding
As of December 31, 2021

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
			(in thousands)
Public finance:
U.S. public finance	$162,425	$52,985	$1,046,489	$1,261,899	$13,992,155
Non-U.S. public finance	72,325	—	161	72,486	3,849,631
Public finance	234,750	52,985	1,046,650	1,334,385	17,841,786
Structured finance:
U.S. RMBS	21,987	18,582	326,964	367,533	676,905
Other structured finance	1,096	1,635	11,546	14,277	2,846,980
Structured finance	23,083	20,217	338,510	381,810	3,523,885
Total	$257,833	$73,202	$1,385,160	$1,716,195	$21,365,671

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Portfolio
BIG Net Par Outstanding and Number of Risks
As of December 31, 2022

	Net Par Outstanding			Number of Risks (2)
Description	Financial Guaranty Insurance (1)	Credit Derivatives	Total	Financial Guaranty Insurance (1)	Credit Derivatives	Total
	(dollars in thousands)
BIG:
Category 1	$216,703	$4,984	$221,687	54	1	55
Category 2	65,305	8,786	74,091	9	2	11
Category 3	584,643	34,708	619,351	94	10	104
Total BIG	$866,651	$48,478	$915,129	157	13	170

Financial Guaranty Portfolio
BIG Net Par Outstanding and Number of Risks
As of December 31, 2021

	Net Par Outstanding			Number of Risks (2)
Description	Financial Guaranty Insurance (1)	Credit Derivatives	Total	Financial Guaranty Insurance (1)	Credit Derivatives	Total
	(dollars in thousands)
BIG:
Category 1	$246,175	$11,658	$257,833	56	2	58
Category 2	69,955	3,247	73,202	12	1	13
Category 3	1,347,016	38,144	1,385,160	102	8	110
Total BIG	$1,663,146	$53,049	$1,716,195	170	11	181
 ____________________
(1)    Includes FG VIEs.
(2)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.

When the Company insures an obligation, it assigns the obligation to a geographic location or locations based on its view of the geographic location of the risk. The Company seeks to maintain a diversified portfolio of insured obligations designed to spread its risk across a number of geographic areas.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Geographic Distribution of Net Par Outstanding
As of December 31, 2022

	Number of Risks	Net Par Outstanding	Percent of Total Net Par Outstanding
	(dollars in thousands)
U.S.:
U.S. public finance:
California	340	$4,372,257	21.1%
Texas	373	1,704,829	8.2
New Jersey	51	996,835	4.8
Virginia	13	730,928	3.5
Illinois	126	707,566	3.4
New York	135	688,439	3.4
Florida	65	657,992	3.2
Pennsylvania	152	510,286	2.5
Puerto Rico	11	311,741	1.5
Georgia	27	275,606	1.3
Other	609	2,656,365	12.8
Total U.S public finance	1,902	13,612,844	65.7
U.S. structured finance	302	3,206,217	15.5
Total U.S.	2,204	16,819,061	81.2
Non-U.S.:
United Kingdom	83	2,803,322	13.5
Australia	4	170,900	0.8
Mexico	2	141,172	0.7
France	6	131,012	0.6
Italy	5	130,671	0.6
Other	27	528,904	2.6
Total non-U.S.	127	3,905,981	18.8
Total	2,331	$20,725,042	100.0%

Exposure to Puerto Rico

    The Company had insured exposure to obligations of various authorities and public corporations of the Commonwealth of Puerto Rico (Puerto Rico or the Commonwealth) as well as its general obligation bonds aggregating $311.7 million net par outstanding as of December 31, 2022 a decrease of $752.0 million from the $1,063.7 million net par outstanding as of December 31, 2021. All of the Company’s insured exposure to Puerto Rico is rated BIG. The Company has paid claims as a result of payment defaults on all of its outstanding Puerto Rico exposures except the Municipal Finance Agency (MFA), the Puerto Rico Aqueduct and Sewer Authority (PRASA), and the University of Puerto Rico (U of PR), which have made their debt service payments on time.

    On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) was signed into law. PROMESA established a seven-member Financial Oversight and Management Board (the FOMB) with authority to require that balanced budgets and fiscal plans be adopted and implemented by Puerto Rico. Title III of PROMESA provides for a process analogous to a voluntary bankruptcy process under Chapter 9 of the United States Bankruptcy Code (Bankruptcy Code).

After over five years of negotiations, in 2022 a substantial portion of the Company’s Puerto Rico exposure was resolved in accordance with four orders entered by the United States District Court of the District of Puerto Rico (Federal District Court of Puerto Rico):

•On January 18, 2022, the Federal District Court of Puerto Rico, acting under Title III of PROMESA, entered an order and judgment confirming the Modified Eighth Amended Title III Joint Plan of Adjustment of the Commonwealth of

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Puerto Rico, the Employees Retirement System of the Government of the Commonwealth of Puerto Rico, and the Puerto Rico Public Buildings Authority (GO/PBA Plan).

•On January 20, 2022, the Federal District Court of Puerto Rico, acting under Title VI of PROMESA, entered an order under Title VI of PROMESA (PRCCDA Modification) modifying the debt of the Puerto Rico Convention Center District Authority (PRCCDA).

•On January 20, 2022, the Federal District Court of Puerto Rico, acting under Title VI of PROMESA, entered another order under Title VI of PROMESA (PRIFA Modification) modifying certain debt of the Puerto Rico Infrastructure Financing Authority (PRIFA).

•On October 12, 2022, the Federal District Court of Puerto Rico, acting under Title III of PROMESA, entered an order and judgment confirming the Modified Fifth Amended Title III Plan of Adjustment (HTA Plan) of the Puerto Rico Highways and Transportation Authority (PRHTA).

As a result of the consummation on March 15, 2022, of each of the GO/PBA Plan, PRCCDA Modification and PRIFA Modification and the consummation on December 6, 2022 of the HTA Plan (together, the 2022 Puerto Rico Resolutions), including claim payments made by the Company under the 2022 Puerto Rico Resolutions, the Company’s obligations under its insurance policies covering debt of the PRCCDA and PRIFA were extinguished, and its insurance exposure to Puerto Rico GO, PBA and PRHTA was greatly reduced.

The effect of the 2022 Puerto Rico Resolutions was a reduction in net par outstanding of $747.6 million. The Company received cash, new general obligation bonds (under the GO/PBA Plan) (New GO Bonds) and new bonds backed by toll revenues (under the HTA Plan) (Toll Bonds, and together with the New GO Bonds, New Recovery Bonds) and contingent value instruments (CVIs). The New Recovery Bonds and CVIs were reported as either available-for-sale or trading fixed-maturities in either the investment portfolio or FG VIE assets. The portion of the assets that are reported in FG VIE assets relate to the portion of the GO, PBA and PRHTA insured obligations for which bondholders elected to receive custody receipts as described below.

The Company is continuing its efforts to resolve the one remaining Puerto Rico insured exposure that is in payment default, the Puerto Rico Electric Power Authority (PREPA).

Economic, political and legal developments, including inflation, increases in the cost of petroleum products and developments related to the COVID-19 pandemic, may impact any resolution of the Company’s PREPA insured exposure and the value of the consideration the Company has received in connection with the 2022 Puerto Rico Resolutions or or any future resolutions of the Company’s PREPA insured exposures. The impact of developments relating to Puerto Rico during any quarter or year could be material to the Company’s results of operations and shareholders’ equity.

Puerto Rico Par and Debt Service Schedules

    All Puerto Rico exposures are internally rated BIG. The following tables show the Company’s insured exposure to general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations.

Puerto Rico
Gross Par and Gross Debt Service Outstanding

	Gross Par Outstanding		Gross Debt Service Outstanding
	As of December 31,		As of December 31,
	2022	2021	2022	2021
	(in thousands)
Exposure to Puerto Rico	$448,103	$1,279,236	$700,448	$1,985,497

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Puerto Rico
Net Par Outstanding

	As of December 31,
	2022	2021
	(in thousands)
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue) (1)	$183,012	$467,024
PRHTA (Highway revenue) (1)	29,207	51,094
Commonwealth of Puerto Rico - GO (2)	19,038	169,958
PBA (2)	4,177	121,369
PRCCDA (3)	—	152,250
PRIFA (3)	—	15,335
Total Resolved	235,434	977,030

Other Puerto Rico Exposures
PREPA (4)	68,882	69,459
MFA (5)	6,180	15,673
PRASA and U of PR (5)	1,245	1,555
Total Other	76,307	86,687
Total net exposure to Puerto Rico	$311,741	$1,063,717
____________________
(1)    Resolved on December 6, 2022, pursuant to the Modified Fifth Amended Title III Plan of Adjustment of the Puerto Rico Highways and Transportation Authority.
(2)    Resolved on March 15, 2022, pursuant to the Modified Eighth Amended Title III Plan of Adjustment of the Commonwealth of Puerto Rico, the Employees Retirement System of the Government of the Commonwealth of Puerto Rico, and the Puerto Rico Public Buildings Authority.
(3)    Modified on March 15, 2022, pursuant to an order of the Federal District Court of Puerto Rico acting under Title VI of PROMESA.
(4)    This exposure is in payment default.
(5)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

    The following table shows the scheduled amortization of the insured general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations. The Company guarantees payment of interest and principal when those amounts are scheduled to be paid and cannot be required to pay on an accelerated basis, although in certain circumstances it may elect to do so. In the event that obligors default on their obligations, the Company would only be required to pay the shortfall between the debt service due in any given period and the amount paid by the obligors.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Amortization Schedule of Puerto Rico Net Par Outstanding
and Net Debt Service Outstanding
As of December 31, 2022

	Scheduled Net Par Amortization	Scheduled Net Debt Service Amortization
	(in thousands)
2023 (January 1 - March 31)	$—	$7,606
2023 (April 1 - June 30)	—	52
2023 (July 1 - September 30)	5,104	13,135
2023 (October 1 - December 31)	—	52
Subtotal 2023	5,104	20,845
2024	2,347	18,245
2025	10,472	26,233
2026	28,657	43,868
2027	21,633	35,393
2028-2032	75,432	129,917
2033-2037	109,119	140,816
2038-2042	58,977	67,468
Total	$311,741	$482,785

PREPA

As of December 31, 2022, the Company had $68.9 million insured net par outstanding of PREPA obligations. The PREPA obligations are secured by a lien on the revenues of the electric system. On May 3, 2019, AGM and AGC entered into a restructuring support agreement with PREPA and other stakeholders, including a group of uninsured PREPA bondholders, the Commonwealth and the FOMB (PREPA RSA). This agreement was terminated by Puerto Rico on March 8, 2022.

On April 8, 2022, Judge Laura Taylor Swain of the Federal District Court of Puerto Rico issued an order appointing as members of a PREPA mediation team U.S. Bankruptcy Judges Shelley Chapman (lead mediator), Robert Drain and Brendan Shannon. Judge Swain also entered a separate order establishing the terms and conditions of mediation, including that the mediation would terminate on June 1, 2022. Judge Swain has since extended the term of such mediation several times, most recently on January 26, 2023 extending the term to April 28, 2023. On September 29, 2022, Judge Swain ordered the FOMB to file a plan of adjustment and disclosure statement by December 1, 2022 and set a schedule for litigating bondholders’ lien and recourse status. After receiving an extension from Judge Swain, the FOMB initially filed a plan of adjustment and disclosure statement for PREPA with the Federal District Court of Puerto Rico on December 16, 2022, and filed an amended version on February 9, 2023 (FOMB PREPA Plan). The FOMB PREPA Plan would split bondholders into two groups: one that would settle litigation and agree that creditor repayment is limited to existing accounts, and another group that would continue litigating that bondholders have a right to PREPA’s future revenue collections. The FOMB PREPA Plan provides for lower recoveries to bondholders than did previous agreements the FOMB reached with bondholders. Dueling summary judgment motions were made in respect of the bondholders’ lien and recourse status by the FOMB and by the PREPA bondholders on October 24, 2022. The Federal District Court of Puerto Rico approved the FOMB disclosure statement on February 28, 2023, which allows bondholder solicitation on the FOMB PREPA Plan to begin. On March 22, 2023, the Court issued its decision granting in part and denying in part each party’s cross-motions for summary judgment. The Court found that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond trustee had control. The court also held, however, that PREPA bondholders do have recourse under the trust agreement in the form of an unsecured net revenue claim, but declined to value the unsecured net revenue claim at this time. The Company is likely to appeal portions of the decision, including the lien scope ruling.

The last revised fiscal plan for PREPA was certified by the FOMB on June 28, 2022.

Puerto Rico GO and PBA

As of December 31, 2022, the Company had remaining $19.0 million of insured net par outstanding of GO bonds and $4.2 million of insured net par outstanding of PBA bonds.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Under the GO/PBA Plan and in connection with its direct exposure the Company received cash, New GO Bonds and CVIs (in aggregate, GO/PBA Plan Consideration) (including amounts received in connection with the second election described further below, but excluding amounts received in connection with second-to-pay exposures):

•$129.0 million in cash, net of ceded reinsurance,
•$127.7 million of New GO Bonds (see Note 7, Investments and Cash and Note 8, Variable Interest Entities, for additional information), which represents the face value of current interest bonds and the maturity value of capital appreciation bonds, net of outbound reinsurance ($143.1 million gross of outbound reinsurance), and
•$58.0 million of CVIs (see Note 7, Investments and Cash and Note 8, Variable Interest Entities, for additional information), which represents the original notional value, net of outbound reinsurance ($64.3 million gross of outbound reinsurance).

In connection with its assumed reinsurance exposure to Puerto Rico GO and PBA bonds, the Company has received, and will receive, its proportionate share of GO/PBA Plan Consideration, in the form of cash. Under the GO/PBA Plan, AGM, the Company’s ceding insurer, directly received GO/PBA Consideration, including cash, New GO Bonds and CVIs. In 2022, the Company received its proportionate share of the cash consideration for such assumed exposure in the amount of $32.1 million. As AGM sells New GO Bonds and CVIs, or as such instruments amortize, AGC will be entitled to receive its proportionate share of the proceeds from such cash sales and payments.

The CVIs are intended to provide creditors with additional recoveries tied to the outperformance of the Puerto Rico 5.5% Sales and Use Tax (SUT) receipts against May 2020 certified fiscal plan projections, subject to annual and lifetime caps. The notional amount of a CVI represents the sum of the maximum distributions the holder could receive under the CVI, subject to the cumulative and annual caps, if the SUT sufficiently exceeds 2020 certified fiscal plan projections, without any discount for time.

The Company has sold most of the New GO Bonds and CVIs it received on March 15, 2022, and may sell in the future any New GO Bonds or CVIs it continues to hold. The fair value of any New GO Bonds or CVIs the Company retains will fluctuate. Any gains or losses on sales of New GO Bonds and CVIs in the investment portfolio, were and will be reported as realized gains and losses on investments and fair value gains (losses) on trading securities, respectively, rather than loss and loss adjustment expense (LAE).

In August 2021, the Company exercised certain elections under the GO/PBA Plan that impact the timing of payments under its insurance policies. In accordance with the terms of the GO/PBA Plan, the payment of the principal of all GO bonds and PBA bonds insured by the Company was accelerated against the Commonwealth and became due and payable as of March 15, 2022. Insured holders of noncallable insured bonds covered by the GO/PBA Plan (representing $65.0 million of net par outstanding as of December 31, 2021) were permitted to elect either: (i) to receive on March 15, 2022, 100% of the then outstanding principal amount of insured bonds plus accrued interest; or (ii) to receive custody receipts that represent an interest in the legacy insurance policy plus GO/PBA Plan Consideration that constitute distributions under the GO/PBA Plan. For those who made the second election, distributions of GO/PBA Plan Consideration are immediately passed through to insured bondholders under the custody receipts to the extent of any cash or proceeds of new securities held in the custodial trust and are applied to make payments and/or prepayments of amounts due under the legacy insured bonds. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of GO/PBA Plan Consideration are insufficient to pay or prepay such amounts after giving effect to the distributions described in the immediately preceding sentence. In the case of insured bondholders who elected to receive custody receipts, the Company retains the right to satisfy its obligations under the insurance policy with respect to the related legacy insured bonds at any time thereafter, with 30 days’ notice, by paying 100% of the then outstanding principal amount of insured bonds plus accrued interest. As of December 31, 2022, the net insured par outstanding under the legacy GO and PBA insurance policies was $23.2 million, and constituted all of the Company’s remaining net par exposure to the GO and PBA bonds it had insured.

PRHTA

As of December 31, 2022, the Company had $212.2 million of insured net par outstanding of PRHTA bonds: $183.0 million insured net par outstanding of PRHTA (transportation revenue) bonds and $29.2 million insured net par outstanding of PRHTA (highway revenue) bonds.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
In connection with the resolution of its direct PRHTA exposures pursuant to both the HTA Plan and the GO/PBA Plan the Company received cash, Toll Bonds and CVIs (in aggregate, HTA Plan Consideration and, together with GO/PBA Plan Consideration, Plan Consideration) (including amounts received in connection with the election described further below, but excluding amounts received in connection with second-to-pay exposures):

•$48.6 million of cash ($63.1 million gross of ceded reinsurance),
•$133.2 million of Toll Bonds (see Note 7, Investments and Cash, and Note 8, Variable Interest Entities, for additional information), which represents the face value of current interest bonds and the maturity value of capital appreciation bonds and convertible capital appreciation bonds ($173.5 million gross of ceded reinsurance), and
•$295.8 million of CVI (see Note 7, Investments and Cash, for additional information), which represents the original notional value ($380.4 million gross of ceded reinsurance).

In connection with its assumed reinsurance exposure to PRHTA bonds, the Company has received, and will receive, its proportionate share of HTA Plan Consideration, in the form of cash. Under the HTA Plan and the GO/PBA Plan, AGM directly received HTA Plan Consideration, including cash, Toll Bonds and CVIs. In 2022, the Company received its proportionate share of the cash consideration for such assumed exposure in the amount of $24.4 million. As AGM sells Toll Bonds and CVIs, or as such instruments amortize, AGC will be entitled to receive its proportionate share of the proceeds from such cash sales and payments.

The Company has sold a portion of those Toll Bonds and CVIs, and may sell in the future any Toll Bonds or CVIs it continues to hold. The fair value of any Toll Bonds and CVIs that the Company retains will fluctuate from their date of acquisition. Any gains or losses on sales of Toll Bonds and CVIs in the investment portfolio were and will be reported as realized gains and losses on investments and fair value gains (losses) on trading securities, respectively, rather than loss and LAE.

The HTA Plan, similar to the GO/PBA Plan, provided an option for holders of noncallable bonds insured by the Company to elect to receive custody receipts that represent an interest in the legacy insurance policy plus Toll Bonds, and insured bondholders representing $277.3 million net par outstanding as of December 31, 2022 elected this option. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of HTA Plan Consideration are insufficient to pay or prepay such amounts.

PRCCDA and PRIFA

As of December 31, 2022, the Company had no insured net par outstanding of PRCCDA or PRIFA obligations remaining. Under the PRCCDA Modification and the PRIFA Modification, on March 15, 2022, the Company received an aggregate of $46.6 million in cash (net of ceded reinsurance) and $97.2 million in notional amount of CVIs (net of ceded reinsurance).

Other Puerto Rico Exposures

All debt service payments for the Company’s remaining Puerto Rico exposures of $7.4 million insured net par outstanding have been made in full by the obligors as of the date of this filing. These exposures consist primarily of $6.2 million net par outstanding of MFA bonds, which are secured by a lien on local tax revenues.

Puerto Rico Litigation

    Currently, there are numerous legal actions relating to the default by the Commonwealth and certain of its instrumentalities on debt service payments, and related matters, and the Company is a party to a number of them. The Company has taken legal action, and may take additional legal action in the future, to enforce its rights with respect to Puerto Rico obligations which the Company insures. In addition, the Commonwealth, the FOMB and others have taken legal action naming the Company as party.

A number of legal actions involving the Company and relating to PRCCDA and PRIFA, as well as claims related to the clawback of certain excise taxes and revenues pledged to secure bonds issued by PRHTA, were resolved on March 15, 2022 in connection with the consummation of the 2022 Puerto Rico Resolutions. All other proceedings remain stayed pending the Court’s determination on plans of adjustment or other proceedings related to PRHTA and PREPA.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Remaining Stayed Proceedings. The following Puerto Rico proceedings in which the Company is involved remain stayed:

•On June 26, 2017, AGM and AGC filed a complaint in the Federal District Court of Puerto Rico to compel the FOMB to certify the PREPA RSA for implementation under Title VI of PROMESA. On July 21, 2017, considering its PREPA Title III petition on July 2, 2017, the FOMB filed a notice of stay under PROMESA.

•On July 18, 2017, AGM and AGC filed a motion for relief in the Federal District Court of Puerto Rico from the automatic stay filed in the PREPA Title III Bankruptcy proceeding. The court denied the motion on September 14,
2017, but on August 8, 2018, the United States Court of Appeals for the First Circuit vacated and remanded the court’s decision. On October 3, 2018, AGM and AGC, together with other bond insurers, filed a motion with the court to lift the automatic stay to commence an action against PREPA for the appointment of a receiver.

•On May 20, 2019, the FOMB and the Official Committee of Unsecured Creditors filed an adversary complaint in the Federal District Court of Puerto Rico challenging the validity, enforceability, and extent of security interests in PRHTA revenues. On July 24, 2019, Judge Swain announced a court-imposed stay of a series of adversary proceedings and contested matters, which include this proceeding, through November 30, 2019, with a mandatory mediation element; Judge Swain extended the stay through December 31, 2019, and subsequently extended the stay again pending further order of the court on the understanding that these issues will be resolved in other proceedings. On October 12, 2022, the court entered an order and judgment confirming the amended plan of adjustment for PRHTA filed by the FOMB with the court on September 6, 2022 (HTA Confirmation Order). The HTA Confirmation Order provides that this adversary proceeding must be dismissed with prejudice within five business days of the HTA Confirmation Order becoming a final order, which should occur after all appeals of the HTA Confirmation Order have been resolved.

•On September 30, 2019, certain parties that either had advanced funds to PREPA for the purchase of fuel or had succeeded to such claims (Fuel Line Lenders) filed an amended adversary complaint against the FOMB and other parties, including AGC and AGM, seeking subordination of PREPA bondholder claims to Fuel Line Lenders’ claims. On November 12, 2019, AGC and AGM filed a motion to dismiss the amended adversary complaint. The FOMB filed a status report on May 15, 2020 regarding PREPA’s financial condition and its request for approval of the PREPA RSA settlement, in which it requested that it be permitted to file an updated report by July 31, 2020, that all proceedings related to the approval of the PREPA RSA settlement continue to be adjourned, and that the hearing in this adversary proceeding scheduled for June 3, 2020 be adjourned. On May 22, 2020, the Federal District Court of Puerto Rico issued an order to that effect. On September 29, 2022, the court entered an order terminating the motion to dismiss without prejudice, and indicating that the issues in the adversary proceeding will only be addressed, if necessary, after issues related to security and recourse of the PREPA bonds have been resolved or, if necessary, in connection with the confirmation of a plan of adjustment for PREPA.

•On October 30, 2019, the retirement system for PREPA employees (SREAEE) filed an amended adversary complaint in the Federal District Court of Puerto Rico against the FOMB and other parties, seeking subordination of PREPA bondholder claims to SREAEE claims. On November 7, 2019, the court granted a motion to intervene by AGC and AGM. On November 13, 2019, AGC and AGM filed a motion to dismiss the amended adversary complaint. The FOMB filed a status report on May 15, 2020 regarding PREPA’s financial condition and its request for approval of the PREPA RSA settlement, in which it requested that it be permitted to file an updated report by July 31, 2020, that all proceedings related to the approval of the PREPA RSA settlement continue to be adjourned, and that the hearing in this adversary proceeding scheduled for June 3, 2020 be adjourned. On May 22, 2020, the Federal District Court of Puerto Rico issued an order to that effect. On September 29, 2022, the court entered an order terminating the motion to dismiss without prejudice, and indicating that the issues in the adversary proceeding will only be addressed, if necessary, after issues related to security and recourse of the PREPA bonds have been resolved or, if necessary, in connection with the confirmation of a plan of adjustment for PREPA.

•On January 16, 2020, the FOMB, on behalf of the PRHTA, brought an adversary proceeding in the Federal District Court of Puerto Rico against AGM and AGC and other insurers of PRHTA bonds, objecting to the bond insurers claims in the PRHTA Title III proceedings and seeking to disallow such claims. Considering the plan support agreement, on May 25, 2021, Judge Swain stayed the participation of AGM and AGC. On October 12, 2022, the court entered the HTA Confirmation Order, which provides that this adversary proceeding must be dismissed with prejudice within five business days of the HTA Confirmation Order becoming a final order, which should occur after all appeals of the HTA Confirmation Order have been resolved.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

•On July 1, 2019, the FOMB initiated an adversary proceeding against U.S. Bank National Association, as trustee for PREPA’s bonds, objecting to and challenging the validity, enforceability, and extent of prepetition security interests securing those bonds and seeking other relief. On September 30, 2022, the FOMB filed an amended complaint against the trustee (i) objecting to and challenging the validity, enforceability, and extent of prepetition security interests securing PREPA’s bonds and (ii) arguing that PREPA bondholders’ recourse was limited to certain deposit accounts held by the trustee. On October 7, 2022, the court approved a stipulation permitting AGM and AGC to intervene as defendants. Summary judgment motions were filed by plaintiffs and defendants on October 24, 2022. On March 22, 2023, the Court granted in part and denied in part each party’s cross-motions for summary judgment. The Court found that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond trustee had control. The Court also held that the PREPA bondholders do have recourse under the trust agreement in the form of an unsecured net revenue claim, but declined to value the unsecured net revenue claim at this time.

3.    Expected Loss to be Paid (Recovered)

Accounting Policy

    Expected loss to be paid (recovered) is equal to the present value of expected future cash outflows for loss and (LAE) payments, net of (i) inflows for expected salvage, subrogation and other recoveries; and (ii) excess spread on underlying collateral, as applicable. Cash flows are discounted at current risk-free rates. The Company updates the discount rates each quarter and reflects the effect of such changes in economic loss development. Net expected loss to be paid (recovered) is net of amounts ceded to reinsurers. The Company’s net expected loss to be paid (recovered) incorporates management’s probability weighted scenarios.

Expected cash outflows and inflows are probability weighted cash flows that reflect management’s assumptions about the likelihood of all possible outcomes based on all information available to the Company. Those assumptions consider the relevant facts and circumstances and are consistent with the information tracked and monitored through the Company’s risk-management activities. Expected loss to be paid (recovered) is important in that it represents the present value of amounts that the Company expects to pay or recover in future periods for all contracts.

In circumstances where the Company purchased its own insured obligations that had expected losses, and in cases where issuers of insured obligations elected or the Company and an issuer mutually agreed as part of a negotiation to deliver the underlying collateral, insured obligation or a new security to the Company, expected loss to be paid (recovered) is reduced and the asset received is prospectively accounted for under the applicable guidance for that instrument. Insured obligations with expected losses that were purchased by the Company are referred to as Loss Mitigation Securities and are recorded in the investment portfolio at fair value, excluding the value of the Company’s insurance. For Loss Mitigation Securities, the difference between the purchase price of the insured obligation and the fair value excluding the value of the Company’s insurance (on the date of acquisition) is treated as a paid loss. See Note 7, Investments and Cash and Note 9, Fair Value Measurement.

Economic loss development represents the change in net expected loss to be paid (recovered) attributable to the effects of changes in the economic performance of insured transactions, changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts.

In order to effectively evaluate and manage the economics and liquidity of the entire insured portfolio, management assigns ratings and calculates expected loss to be paid (recovered) in the same manner for all its exposures regardless of form or differing accounting models. The insured portfolio includes policies accounted for under various accounting models depending on the characteristics of the contract and the Company’s control rights. The three primary models are: (1) insurance, as described in Note 4, Contracts Accounted for as Insurance; (2) derivatives, as described in Note 5, Contracts Accounted for as Credit Derivatives and Note 9, Fair Value Measurement; and (3) FG VIE consolidation, as described in Note 8, Variable Interest Entities. The Company has paid and expects to pay future losses and/or recover past losses on policies which fall under each of these accounting models. This note provides information regarding expected claim payments to be made and/or recovered under all contracts in the insured portfolio.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Loss Estimation Process

    The Company’s loss reserve committee estimates expected loss to be paid (recovered) for all contracts by reviewing analyses that consider various scenarios with corresponding probabilities assigned to them. Depending upon the nature of the risk, the Company’s view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments, sector-driven loss severity assumptions and/or judgmental assessments. In the case of its assumed business, the Company may conduct its own analysis as just described or, depending on the Company’s view of the potential size of any loss and the information available to the Company, the Company may use loss estimates provided by ceding insurers. The Company monitors the performance of its transactions with expected losses and each quarter the Company’s loss reserve committee reviews and refreshes its loss projection assumptions, scenarios and the probabilities it assigns to those scenarios based on actual developments during the period and its view of future performance.

    The financial guaranties issued by the Company insure the credit performance of the guaranteed obligations over an extended period of time, in some cases over 30 years, and in most circumstances the Company has no right to cancel such financial guaranties. As a result, the Company’s estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction. Credit performance can be adversely affected by economic, fiscal and financial market variability over the life of most contracts.

    The Company does not use traditional actuarial approaches to determine its estimates of expected losses. The determination of expected loss to be paid (recovered) is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency, severity of loss, economic projections, governmental actions, negotiations, recovery rates, delinquency and prepayment rates (with respect to RMBS), timing of cash flows, and other factors that affect credit performance. These estimates, assumptions and judgments, and the factors on which they are based, may change materially over a reporting period, and have a material effect on the Company’s financial statements. Each quarter, the Company may revise its scenarios and update its assumptions, including the probability weightings of its scenarios based on public information as well as nonpublic information obtained through its surveillance and loss mitigation activities.

    Changes over a reporting period in the Company’s loss estimates for public finance obligations supported by specified revenue streams, such as revenue bonds issued by toll road authorities, municipal utilities or airport authorities, generally will be influenced by factors impacting their revenue levels, such as changes in demand; changing demographics; and other economic factors, especially if the obligations do not benefit from financial support from other tax revenues or governmental authorities. Changes over a reporting period in the Company’s loss estimates for its tax-supported and general obligation public finance transactions generally will be influenced by factors impacting the public issuer’s ability and willingness to pay, such as changes in the economy and population of the relevant area; changes in the issuer’s ability or willingness to raise taxes, decrease spending or receive federal assistance; new legislation; rating agency actions that affect the issuer’s ability to refinance maturing obligations or issue new debt at a reasonable cost; changes in the priority or amount of pensions and other obligations owed to workers; developments in restructuring or settlement negotiations; and other political and economic factors. Changes in loss estimates may also be affected by the Company’s loss mitigation efforts and other variables.

    Changes in the Company’s loss estimates for structured finance transactions generally will be influenced by factors impacting the performance of the assets supporting those transactions. For example, changes over a reporting period in the Company’s loss estimates for its RMBS transactions may be influenced by factors such as the level and timing of loan defaults experienced, changes in housing prices, results from the Company’s loss mitigation activities; and other variables.

    Changes to estimates of net expected loss to be paid (recovered) and net economic loss development (benefit) over a reporting period may be attributable to a number of interrelated factors such as changes in discount rates, improvement or deterioration of transaction performance, charge-offs, loss mitigation activity, changes to projected default curves, severity rates, and dispute resolution. Actual losses will ultimately depend on future events, transaction performance or other factors that are difficult to predict. As a result, the Company’s current projections of losses may be subject to considerable volatility and may not reflect the Company’s ultimate claims paid.

    In some instances, the terms of the Company’s policy or the terms of certain workout orders and resolutions give it the option to pay principal losses that have been recognized in the transaction but which it is not yet required to pay, thereby reducing the amount of guaranteed interest due in the future. The Company has sometimes exercised this option, which uses cash but reduces projected future losses.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Net Expected Loss to be Paid (Recovered) and Net Economic Loss Development (Benefit)
by Accounting Model

	Net Expected Loss to be Paid (Recovered)			Net Economic Loss Development (Benefit)
	As of December 31,			Year Ended December 31,
Accounting Model	2022		2021	2022	2021	2020
	(in thousands)
Insurance (see Notes 4 and 6)	$(42,908)		$178,855	$(106,777)	$(111,128)	$76,517
FG VIEs (see Note 8)	229,004	(1)	(7,158)	(1,474)	(7,234)	(2,777)
Credit derivatives (see Note 5)	2,683		3,731	3,610	12,523	1,123
Total	$188,779		$175,428	$(104,641)	$(105,839)	$74,863
____________________
(1)    The increase in expected loss to be paid for FG VIEs primarily relates to trusts established as part of the 2022 Puerto Rico Resolutions (Puerto Rico Trusts) that were consolidated as a result of the 2022 Puerto Rico Resolutions. Prior to the 2022 Puerto Rico Resolutions, all Puerto Rico exposures were accounted for as insurance.

    The following tables present a roll forward of net expected loss to be paid (recovered) for all contracts, which are accounted for under one of the following accounting models: insurance, derivative and FG VIE. The Company used risk-free rates for U.S. dollar denominated obligations, that ranged from 3.82% to 4.69% with a weighted average of 4.04% as of December 31, 2022 and 0.00% to 1.98% with a weighted average of 0.85% as of December 31, 2021. Expected losses to be paid for U.S. dollar denominated transactions represented approximately 99.4% and 99.0% of the total as of December 31, 2022 and December 31, 2021, respectively.

Net Expected Loss to be Paid (Recovered)
Roll Forward

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Net expected loss to be paid (recovered), beginning of period	$175,428	$237,528	$312,071
Economic loss development (benefit) due to:
Accretion of discount	7,883	3,747	4,652
Changes in discount rates	(59,301)	(15,007)	22,290
Changes in timing and assumptions	(53,223)	(94,579)	47,921
Total economic loss development (benefit)	(104,641)	(105,839)	74,863
Net (paid) recovered losses (1)	117,992	43,739	(149,406)
Net expected loss to be paid (recovered), end of period	$188,779	$175,428	$237,528
____________________
(1)     Net (paid) recovered losses in 2022 include the net amounts received pursuant to the Puerto Rico Resolutions, as described in Note 2, Outstanding Exposure.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Net Expected Loss to be Paid (Recovered)
Roll Forward by Sector

	Year Ended December 31, 2022
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses(1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2022
	(in thousands)
Public finance:
U.S. public finance	$149,471	$(64,119)	$102,609	$187,961
Non-U.S. public finance	1,696	(643)	(3)	1,050
Public finance	151,167	(64,762)	102,606	189,011
Structured finance:
U.S. RMBS	64,757	(24,927)	18,522	58,352
Other structured finance	(40,496)	(14,952)	(3,136)	(58,584)
Structured finance	24,261	(39,879)	15,386	(232)
Total	$175,428	$(104,641)	$117,992	$188,779

	Year Ended December 31, 2021
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2020	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses(1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2021
	(in thousands)
Public finance:
U.S. public finance	$199,041	$(77,357)	$27,787	$149,471
Non-U.S. public finance	3,122	(1,419)	(7)	1,696
Public finance	202,163	(78,776)	27,780	151,167
Structured finance:
U.S. RMBS	73,701	(31,220)	22,276	64,757
Other structured finance	(38,336)	4,157	(6,317)	(40,496)
Structured finance	35,365	(27,063)	15,959	24,261
Total	$237,528	$(105,839)	$43,739	$175,428

	Year Ended December 31, 2020
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2019	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses(1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2020
	(in thousands)
Public finance:
U.S. public finance	$246,995	$121,488	$(169,442)	$199,041
Non-U.S. public finance	2,625	499	(2)	3,122
Public finance	249,620	121,987	(169,444)	202,163
Structured finance:
U.S. RMBS	90,709	(29,953)	12,945	73,701
Other structured finance	(28,258)	(17,171)	7,093	(38,336)
Structured finance	62,451	(47,124)	20,038	35,365
Total	$312,071	$74,863	$(149,406)	$237,528
____________________
(1)    Net of ceded paid losses, whether or not such amounts have been settled with reinsurers. Ceded paid losses are typically settled 45 days after the end of the reporting period. Such amounts are recorded as reinsurance recoverable on paid losses in “other assets”.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
    The tables above include (a) net LAE paid of $15.3 million, $17.2 million and $10.0 million for the years ended December 31, 2022, 2021 and 2020, respectively; and (b) net expected LAE to be paid of $1.2 million as of December 31, 2022 and $12.2 million as of December 31, 2021.

U.S. RMBS Loss Projections

The Company projects losses on its insured U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (i.e., payment priorities and tranching) of the RMBS and any expected representation and warranty recoveries/payables to the projected performance of the collateral over time. The resulting projected claim payments or reimbursements are then discounted using risk-free rates.

The further behind mortgage borrowers fall in making payments, the more likely it is that they will default. The rate at which borrowers from a particular delinquency category (number of monthly payments behind) eventually default is referred to as the “liquidation rate.” The Company derives its liquidation rate assumptions from observed roll rates, which are the rates at which loans progress from one delinquency category to the next and eventually to default and liquidation. The Company applies liquidation rates to the mortgage loan collateral in each delinquency category and makes certain timing assumptions to project near-term mortgage collateral defaults from loans that are currently delinquent.

Mortgage borrowers that are not behind on payments and have not fallen two or more payments behind in the last two years (generally considered performing borrowers) have demonstrated an ability and willingness to pay through challenging economic periods, and as a result are viewed as less likely to default than delinquent borrowers or those that have experienced delinquency recently. Performing borrowers that eventually default will also need to progress through delinquency categories before any defaults occur. The Company projects how many of the currently performing loans will default and when they will default, by first converting the projected near term defaults of delinquent borrowers derived from liquidation rates into a vector of conditional default rates (CDR), then projecting how the CDR will develop over time. Loans that are defaulted pursuant to the CDR after the near-term liquidation of currently delinquent loans represent defaults of currently performing loans and projected re-performing loans. A CDR is the outstanding principal amount of defaulted loans liquidated in the current month divided by the remaining outstanding amount of the whole pool of loans (collateral pool balance). The collateral pool balance decreases over time as a result of scheduled principal payments, partial and whole principal prepayments, and defaults.

In order to derive collateral pool losses from the collateral pool defaults it has projected, the Company applies a loss severity. The loss severity is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property. The Company projects loss severities by sector and vintage based on its experience to date. The Company continues to update its evaluation of these loss severities as new information becomes available.

The Company projects the overall future cash flow from a collateral pool by adjusting the payment stream from the principal and interest contractually due on the underlying mortgages for the collateral losses it projects as described above; assumed voluntary prepayments; and servicer advances. The Company then applies an individual model of the structure of the transaction to the projected future cash flow from that transaction’s collateral pool to project the Company’s future claims and claim reimbursements for that individual transaction. Finally, the projected claims and reimbursements are discounted using risk-free rates. The Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, and probability weights them.

Each period the Company makes a judgment as to whether to change the assumptions it uses to make RMBS loss projections based on its observation during the period of the performance of its insured transactions (including early-stage delinquencies, late-stage delinquencies and loss severity) as well as the residential property market and economy in general, and, to the extent it observes changes, it makes a judgment as to whether those changes are normal fluctuations or part of a trend. The assumptions that the Company uses to project RMBS losses are shown in the sections below.

Net Economic Loss Development (Benefit)
U.S. RMBS

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
First lien U.S. RMBS	$(7,863)	$(5,371)	$(20,155)
Second lien U.S. RMBS	(17,064)	(25,849)	(9,798)

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

First Lien U.S. RMBS Loss Projections: Alt-A, Prime, Option ARM and Subprime

    The majority of projected losses in first lien U.S. RMBS transactions are expected to come from non-performing mortgage loans (those that are or have recently been two or more payments behind, have been modified, are in foreclosure, or have been foreclosed upon). Changes in the amount of non-performing loans from the amount projected in the previous period are one of the primary drivers of loss projections in this portfolio. In order to determine the number of defaults resulting from these delinquent and foreclosed loans, the Company applies a liquidation rate assumption to loans in each of various non-performing categories. The Company arrived at its liquidation rates based on data purchased from a third-party provider and assumptions about how delays in the foreclosure process and loan modifications may ultimately affect the rate at which loans are liquidated. Each quarter the Company reviews recent data and (if necessary) adjusts its liquidation rates based on its observations. The following table shows liquidation assumptions for various non-performing and re-performing categories.

First Lien U.S. RMBS Liquidation Rates

	As of December 31,
	2022	2021
Current but recently delinquent:
Alt-A and Prime	20%	20%
Option ARM	20%	20%
Subprime	20%	20%
30 – 59 Days Delinquent:
Alt-A and Prime	35%	35%
Option ARM	35%	35%
Subprime	30%	30%
60 – 89 Days Delinquent:
Alt-A and Prime	40%	40%
Option ARM	45%	45%
Subprime	40%	40%
90+ Days Delinquent:
Alt-A and Prime	55%	55%
Option ARM	60%	60%
Subprime	45%	45%
Bankruptcy:
Alt-A and Prime	45%	45%
Option ARM	50%	50%
Subprime	40%	40%
Foreclosure:
Alt-A and Prime	60%	60%
Option ARM	65%	65%
Subprime	55%	55%
Real Estate Owned
All	100%	100%

While the Company uses the liquidation rates above to project defaults of non-performing loans (including current loans that were recently modified or delinquent), it projects defaults on presently current loans by applying a CDR curve. The start of that CDR curve is based on the defaults the Company projects will emerge from currently nonperforming, recently nonperforming and modified loans. The total amount of expected defaults from the non-performing loans is translated into a constant CDR (i.e., the CDR plateau), which, if applied for each of the next 36 months, would be sufficient to produce approximately the amount of defaults that were calculated to emerge from the various delinquency categories. The CDR thus calculated individually on the delinquent collateral pool for each RMBS is then used as the starting point for the CDR curve used to project defaults of the presently performing loans.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
In the most heavily weighted scenario (the base scenario), after the 36-month CDR plateau period, each transaction’s CDR is projected to improve over 12 months to a final CDR of 5% of the plateau CDR. In the base scenario, the Company assumes the final CDR will be reached 1 year after the 36-month CDR plateau period. Under the Company’s methodology, defaults projected to occur in the first 36 months represent defaults that can be attributed to loans that were recently modified or delinquent, or that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected CDR trend after the first 36-month period represent defaults attributable to borrowers that are currently performing or are projected to re-perform.

Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. The Company assumes in the base scenario that recent (still historically elevated) loss severities will improve after loans with accumulated delinquencies and foreclosure cost are liquidated. The Company is assuming in the base scenario that the recent levels generally will continue for another 18 months. The Company determines its initial loss severity based on actual recent experience. Each quarter the Company reviews available data and (if necessary) adjusts its severities based on its observations. The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning after the initial 18-month period, declining to 40% in the base scenario over 2.5 years.
The following table shows the range as well as the average, weighted by outstanding net insured par, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 first lien U.S. RMBS.

Key Assumptions in Base Scenario Expected Loss Estimates
First Lien U.S. RMBS

	As of December 31, 2022		As of December 31, 2021
	Range	Weighted Average	Range	Weighted Average
Alt-A and Prime
Plateau CDR	1.6% - 8.8%	4.7%	0.9% - 10.6%	5.5%
Final CDR	0.1% - 0.4%	0.2%	0.0% - 0.5%	0.3%
Initial loss severity:
2005 and prior	50%		60%
2006	50%		60%
2007+	50%		60%
Option ARM
Plateau CDR	2.0% - 7.7%	5.5%	1.8% - 11.9%	8.3%
Final CDR	0.1% - 0.4%	0.3%	0.1% - 0.6%	0.4%
Initial loss severity:
2005 and prior	50%		60%
2006	50%		60%
2007+	50%		60%
Subprime
Plateau CDR	2.8% - 9.4%	4.8%	2.9% - 10.0%	4.9%
Final CDR	0.1% - 0.5%	0.2%	0.1% - 0.5%	0.2%
Initial loss severity:
2005 and prior	50%		60%
2006	50%		60%
2007+	50%		60%

The rate at which the principal amount of loans is voluntarily prepaid may impact both the amount of losses projected (since that amount is a function of the CDR, the loss severity and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the voluntary conditional prepayment rate (CPR) follows a pattern similar to that of the CDR. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually increasing over 12 months to the final CPR, which is assumed to be 15% in the base scenario. For transactions where the initial

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
CPR is higher than the final CPR, the initial CPR is held constant and the final CPR is not used. These CPR assumptions are the same as those the Company used for December 31, 2021.

The Company incorporates a recovery assumption into its reserving model to reflect observed trends in recoveries of deferred principal balances of modified first lien loans that had been previously written off. For transactions where the Company has detailed loan information, the Company assumes that 20% of the deferred loan balances will eventually be recovered upon sale of the collateral or refinancing of the loans.

    In estimating expected losses, the Company modeled and probability weighted sensitivities for first lien U.S. RMBS transactions by varying its assumptions of how fast a recovery is expected to occur. One of the variables used to model sensitivities was how quickly the CDR returned to its modeled equilibrium, which was defined as 5% of the plateau CDR. The Company also stressed CPR and the speed of recovery of loss severity rates. The Company probability weighted a total of five scenarios as of December 31, 2022 and December 31, 2021.

Certain transactions benefit from excess spread when they are supported by large portions of fixed rate assets (either originally fixed or modified to be fixed) but have insured floating rate debt linked to LIBOR. An increase in projected LIBOR decreases excess spread, while lower LIBOR results in higher excess spread. ICE Benchmark Administration (IBA) and the Financial Conduct Authority have announced that LIBOR will be discontinued after June 30, 2023. The Company believes that the reference to LIBOR in such floating rate RMBS debt will be replaced, by operation of law in accordance with federal legislation enacted in March 2022, with a rate based on the Secured Overnight Finance Rate (SOFR).

The Company used a similar approach to establish its pessimistic and optimistic scenarios as of December 31, 2022 as it used as of December 31, 2021, increasing and decreasing the periods of stress from those used in the base scenario.

    In the Company’s most stressful scenario where loss severities were assumed to rise and then recover over nine years and the initial ramp-down of the CDR was assumed to occur over 16 months, expected loss to be paid would increase from current projections by approximately $3.6 million for all first lien U.S. RMBS transactions.

In the Company’s least stressful scenario where the CDR plateau was six months shorter (30 months, effectively assuming that liquidation rates would improve) and the CDR recovery was more pronounced (including an initial ramp-down of the CDR over eight months), expected loss to be paid would decrease from current projections by approximately $0.3 million for all first lien U.S. RMBS transactions.

Second Lien U.S. RMBS Loss Projections

    Second lien U.S. RMBS transactions include both home equity lines of credit (HELOC) and closed end second lien mortgages. The Company believes the primary variable affecting its expected losses in second lien RMBS transactions is the amount and timing of future losses or recoveries in the collateral pool supporting the transactions (including recoveries from previously charged-off loans). Expected losses are also a function of the structure of the transaction, the prepayment speeds of the collateral, the interest rate environment, and assumptions about loss severity.

The Company estimates the amount of loans that will default over the next several years by first calculating expected liquidation rates for delinquent loans, and applying liquidation rates to currently delinquent loans in order to arrive at an expected dollar amount of defaults from currently delinquent collateral (plateau period defaults).

Similar to first lien U.S. RMBS transactions, the Company then calculates a CDR that will cause the targeted amount of liquidations to occur during the plateau period.

Prior to the third quarter of 2022, for the base scenario, the CDR (the plateau CDR) was held constant for six months. Once the plateau period had ended, the CDR was assumed to gradually trend down in uniform increments to its final long-term steady state CDR. (The long-term steady state CDR was calculated as the constant CDR that would have yielded the amount of losses originally expected at underwriting subject to a floor). In the base case scenario, the time over which the CDR trended down to its final CDR was 28 months. Therefore, the total stress period for second lien transactions was 34 months.

The Company has observed lower than expected default rates and longer liquidation timelines due to significant home price appreciation and special servicing activity which now favors modifications and foreclosure actions rather than charge-offs at 180 days delinquent. In the third quarter of 2022, the Company extended the time over which a portion of the delinquent loans default from six months to 36 months in the base scenario (conforming to the methodology used for first lien U.S. RMBS

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
transactions). After the plateau period, as with first lien U.S. RMBS transactions, the CDR trends down over one year to 5% of the plateau CDR. These changes in the shape of the CDR curve result in a longer period of stress defaults (48 months in the base scenario), but at lower default levels leading to lower overall levels of expected losses.

HELOC loans generally permitted the borrower to pay only interest for an initial period (often ten years) and, after that period, require the borrower to make both the monthly interest payment and a monthly principal payment. This causes the borrower's total monthly payment to increase, sometimes substantially, at the end of the initial interest-only period. A substantial number of loans in the Company’s insured transactions had been modified to extend the interest-only period to 15 years. The majority of the modified loans had reset to fully amortizing by the end of 2022, and most of the remaining loans will reset over the next several years.

Recently, the Company has observed the performance of the modified loans that have finally reset to full amortization (which represent the majority of extended loans), and noted low levels of delinquency, even with substantial increases in monthly payments. This observed performance lowers the level of uncertainty regarding this modified cohort as the remainder continue to reset.

When a second lien loan defaults, there is generally a low recovery. The Company assumed, as of December 31, 2022 and December 31, 2021, that it will generally recover 2% of future defaulting collateral at the time of charge-off, with additional amounts of post charge-off recoveries projected to come in over time. A second lien on the borrower’s home may be retained in the Company’s second lien transactions after the loan is charged off and the loss applied to the transaction, particularly in cases where the holder of the first lien has not foreclosed. If the second lien is retained and the value of the home increases, the servicer may be able to use the second lien to increase recoveries, either by arranging for the borrower to resume payments or by realizing value upon the sale of the underlying real estate. The Company evaluates its assumptions quarterly based on actual recoveries of charged-off loans observed from period to period and reasonable expectations of future recoveries. In instances where the Company is able to obtain information on the lien status of charged-off loans, it assumes there will be a certain level of future recoveries of the balance of the charged-off loans where the second lien is still intact. The Company’s recovery assumption for charged-off loans is 30%, as shown in the table below, based on observed trends, and reasonable expectations of future recoveries. Such recoveries are assumed to be received evenly over the next five years. If the recovery rate decreases to 20% expected loss to be paid would increase from current projections by approximately $8.6 million. If the recovery rate increases to 40%, expected loss to be paid would decrease from current projections by approximately $8.6 million.

The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected as well as the amount of excess spread. In the base scenario, an average CPR (based on experience of the past year) is assumed to continue until the end of the plateau before gradually increasing to the final CPR over the same period the CDR decreases. The final CPR is assumed to be 15% for second lien U.S. RMBS transactions (in the base scenario), which is lower than the historical average but reflects the Company’s continued uncertainty about the projected performance of the borrowers in these transactions. For transactions where the initial CPR is higher than the final CPR, the initial CPR is held constant and the final CPR is not used. This pattern is consistent with how the Company modeled the CPR as of December 31, 2021. To the extent that prepayments differ from projected levels it could materially change the Company’s projected excess spread and losses.

     In estimating expected losses, the Company modeled and probability weighted five scenarios, each with a different CDR curve applicable to the period preceding the return to the long-term steady state CDR. The Company believes that the level of the elevated CDR and the length of time it will persist and the ultimate prepayment rate are the primary drivers of the amount of losses the collateral will likely suffer.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
    The following table shows the range as well as the average, weighted by net par outstanding, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 HELOCs.

Key Assumptions in Base Scenario Expected Loss Estimates
HELOCs

	As of December 31, 2022		As of December 31, 2021
	Range	Weighted Average	Range	Weighted Average
Plateau CDR	2.0% - 8.4%	3.9%	6.5% - 28.9%	15.1%
Final CDR trended down to	0.1% - 0.4%	0.2%	1.0%
Liquidation rates:
Current but recently delinquent	20%		20%
30 – 59 Days Delinquent	30		30
60 – 89 Days Delinquent	40		40
90+ Days Delinquent	60		60
Bankruptcy	55		55
Foreclosure	55		55
Real Estate Owned	100		100
Loss severity on future defaults	98%		98%
Projected future recoveries on previously charged-off loans	30%		30%

The Company continues to evaluate the assumptions affecting its modeling results. The Company believes the most important driver of its projected second lien RMBS losses is the performance of its HELOC transactions.

The Company updated its assumptions related to the CDR plateau and ramp-down during the third quarter of 2022. The Company’s base scenario assumed a 36-month CDR plateau and a 12-month ramp-down (for a total stress period of 48 months), compared to a six-month CDR plateau and a 28-month ramp-down (for a total stress period of 34 months). The Company modeled scenarios with a longer period of elevated defaults and others with a shorter period of elevated defaults. In the Company’s most stressful scenario, increasing the CDR plateau to 42 months and increasing the ramp-down by four months to 16 months (for a total stress period of 58 months) would decrease the expected recovery by approximately $0.3 million for HELOC transactions. On the other hand, in the Company’s least stressful scenario, reducing the CDR plateau to 30 months and decreasing the length of the CDR ramp-down to eight months (for a total stress period of 38 months), and lowering the ultimate prepayment rate to 10% would increase the expected recovery by approximately $0.4 million for HELOC transactions.

Structured Finance Excluding U.S. RMBS

    The Company projected that its total net expected recovery across its troubled structured finance exposures excluding U.S. RMBS as of December 31, 2022 was $58.6 million, which was primarily attributable to a financial guaranty life insurance transaction. The BIG net par outstanding in this sector was $11.1 million consisting of a life insurance transaction, a consumer receivable transaction and other structured finance transactions.

Recovery Litigation and Dispute Resolution
    In the ordinary course of its business, the Company is involved in litigation or other dispute resolution with third parties to recover insurance losses paid or return benefits received in prior periods or prevent or reduce losses in the future. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s financial statements.

    The Company has asserted claims in a number of legal proceedings in connection with its exposure to Puerto Rico. See Note 2, Outstanding Exposure, for a discussion of the Company’s exposure to Puerto Rico and related recovery litigation being pursued by the Company.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
4.    Contracts Accounted for as Insurance

The portfolio of outstanding exposures discussed in Note 2, Outstanding Exposure, and Note 3, Expected Loss to be Paid (Recovered), includes contracts that are accounted for as insurance contracts, derivatives, and consolidated FG VIEs. Amounts presented in this note relate only to contracts accounted for as insurance, unless otherwise specified. See Note 5, Contracts Accounted for as Credit Derivatives, for amounts related to CDS and Note 8, Variable Interest Entities for amounts that are accounted for as consolidated FG VIEs.

Premiums

Accounting Policy

    Financial guaranty contracts that meet the scope exception under derivative accounting guidance are subject to industry specific guidance for financial guaranty insurance. The accounting for contracts that fall under the financial guaranty insurance definition is consistent whether contracts are written on a direct basis, assumed from another financial guarantor, ceded to another insurer, or acquired in a business combination.

    Premiums receivable represent the present value of contractual or expected future premium collections discounted using risk free rates. Unearned premium reserve represents deferred premium revenue, less claim payments made (net of recoveries received) that have not yet been recognized in the statement of operations (contra-paid). The following discussion relates to the deferred premium revenue component of the unearned premium reserve, while the contra-paid is discussed below under “Losses and Recoveries.”

The amount of deferred premium revenue at contract inception is determined as follows:

•For premiums received upfront on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is equal to the amount of cash received. Upfront premiums typically relate to public finance transactions.

•For premiums received in installments on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is the present value (discounted at risk free rates) of either (i) contractual premiums due; or (ii) in cases where the underlying collateral is composed of homogeneous pools of assets, the expected premiums to be collected over the life of the contract. To be considered a homogeneous pool of assets, prepayments must be contractually allowable, the amount of prepayments must be probable, and the timing and amount of prepayments must be reasonably estimable. Installment premiums typically relate to structured finance and infrastructure transactions, where the insurance premium rate is determined at the inception of the contract but the insured par is subject to prepayment throughout the life of the transaction.

•For financial guaranty insurance contracts acquired in a business combination, deferred premium revenue is equal to the fair value of the Company’s stand-ready obligation portion of the insurance contract at the date of acquisition based on what a hypothetical similarly rated financial guaranty insurer would have charged for the contract at that date and not the actual cash flows under the insurance contract. The amount of deferred premium revenue may differ significantly from cash collections primarily due to fair value adjustments recorded in connection with a business combination.

When the Company adjusts prepayment assumptions or expected premium collections for obligations backed by homogeneous pools of assets an adjustment is recorded to the deferred premium revenue, with a corresponding adjustment to premiums receivable. Premiums receivable are discounted at the risk-free rate at inception and such discount rate is updated only when changes to prepayment assumptions are made that change the expected date of final maturity. Accretion of the discount on premiums receivable is reported in “net earned premiums”.

The Company recognizes deferred premium revenue as earned premium over the contractual period or expected period of the contract in proportion to the amount of insurance protection provided. As premium revenue is recognized, a corresponding decrease to the deferred premium revenue is recorded. The amount of insurance protection provided is a function of the insured par amount outstanding. Accordingly, the proportionate share of premium revenue recognized in a given reporting period is a constant rate calculated based on the relationship between the insured par amounts outstanding in the reporting period compared with the sum of each of the insured par amounts outstanding for all periods. When an insured financial obligation is retired before its maturity, the financial guaranty insurance contract is extinguished, and any

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
nonrefundable deferred premium revenue related to that contract is accelerated and recognized as premium revenue. The Company assesses the need for an allowance for credit loss on premiums receivables each reporting period.
For assumed reinsurance contracts, net earned premiums reported in the consolidated statements of operations are calculated based upon data received from ceding companies; however, some ceding companies report premium data between 30 and 90 days after the end of the reporting period. The Company estimates net earned premiums for the lag period. Differences between such estimates and actual amounts are recorded in the period in which the actual amounts are determined. When installment premiums are related to assumed reinsurance contracts, the Company assesses the credit quality and available liquidity of the ceding companies and the impact of any potential regulatory constraints to determine the collectability of such amounts.

    Ceded unearned premium reserve is recorded as an asset. Direct, assumed and ceded earned premiums are presented together as net earned premiums in the statement of operations. See Note 6, Reinsurance, for a breakout of direct, assumed and ceded premiums.

Any premiums related to FG VIEs are eliminated upon consolidation.

Insurance Contracts’ Premium Information

Net Earned Premiums

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Scheduled net earned premiums	$57,501	$71,163	$80,435
Accelerations from refundings and terminations (1)	149,127	10,776	37,955
Accretion of discount on net premiums receivable	2,478	3,723	2,776
Net earned premiums	$209,106	$85,662	$121,166
____________________
(1)    2022 accelerations include $139.0 million related to the 2022 Puerto Rico Resolutions. See Note 2, Outstanding Exposure, for additional information.

Gross Premium Receivable, Net of Commissions Payable on Assumed Business
Roll Forward

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Beginning of year	$302,427	$269,756	$255,462
Gross written premiums on new business, net of commissions	55,806	95,358	42,234
Gross premiums received, net of commissions	(45,991)	(59,318)	(29,516)
Adjustments:
Changes in the expected term	(9,404)	(4,760)	(5,742)
Accretion of discount, net of commissions on assumed business	3,512	2,292	3,926
Foreign exchange gain (loss) on remeasurement	(8,890)	(1,092)	3,135
Other	(445)	191	257
December 31,	$297,015	$302,427	$269,756

Approximately 26% and 30% of gross premiums receivable, net of commissions payable at December 31, 2022 and December 31, 2021, respectively, are denominated in currencies other than the U.S. dollar, primarily the pound sterling.

The timing and cumulative amount of actual collections and net earned premiums may differ from those of expected collections and of expected net earned premiums in the table below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in the consumer price index changes in expected lives and new business.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Insurance
Expected Future Premium Collections and Earnings

	As of December 31, 2022
	Future Gross Premiums to be Collected (1)	Future Net Premiums to be Earned (2)
	(in thousands)
2023 (January 1 - March 31)	$17,219	$11,709
2023 (April 1 - June 30)	7,195	11,646
2023 (July 1 - September 30)	6,841	11,518
2023 (October 1 - December 31)	11,607	11,233
Subtotal 2023	42,862	46,106
2024	25,504	42,841
2025	24,982	39,880
2026	24,232	36,610
2027	22,374	32,755
2028-2032	94,338	128,101
2033-2037	50,278	76,786
2038-2042	32,148	32,024
After 2042	34,803	36,040
Total	$351,521	471,143
Future accretion		30,380
Total future net earned premiums		$501,523
____________________
(1)    Net of assumed commissions payable.
(2)     Net of reinsurance.

Selected Information for Financial Guaranty Insurance Policies with Premiums Paid in Installments

	As of December 31,
	2022	2021
	(dollars in thousands)
Premiums receivable, net of commissions payable	$297,015	$302,427
Deferred premium revenue	436,911	446,573
Weighted-average risk-free rate used to discount premiums	2.1%	1.8%
Weighted-average period of premiums receivable (in years)	9.1	9.4

Policy Acquisition Costs

Accounting Policy

    Policy acquisition costs that are directly related and essential to successful insurance contract acquisition, as well as ceding commission income and expense on ceded and assumed reinsurance contracts, are deferred and reported net.

    Capitalized policy acquisition costs include the cost of underwriting personnel attributable to successful underwriting efforts. The Company conducts an annual time study, which requires the use of judgement, to estimate the amount of costs to be deferred.

    Ceding commission expense on assumed reinsurance contracts and ceding commission income on ceded reinsurance contracts that are associated with premiums received in installments are calculated at their contractually defined commission rates, discounted consistent with premiums receivable for all future periods, and included in deferred acquisition costs (DAC), with a corresponding offset to net premiums receivable or reinsurance balances payable.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
    DAC is amortized in proportion to net earned premiums. Amortization of deferred policy acquisition costs and ceding commissions includes the accretion of discount on ceding commission receivable and payable. When an insured obligation is retired early, the remaining related DAC is expensed at that time.

Costs incurred for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts, and product development as well as overhead costs are charged to expense as incurred.

 Roll Forward of Deferred Ceding Commissions, Net of DAC (1)

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Beginning of year	$(23,216)	$(21,927)	$(22,340)
Deferrals	10,345	(2,107)	(2,188)
Amortization (2)	754	818	2,601
Other	(282)	—	—
December 31,	$(12,399)	$(23,216)	$(21,927)
____________________
(1)    The balances are included in “other liabilities” in the consolidated balance sheets.
(2)     Included in “other expenses” in the consolidated statements of operations.

Losses and Recoveries

Accounting Policies

Loss and LAE Reserve

Loss and LAE reserve reported on the balance sheet relates only to direct and assumed reinsurance contracts that are accounted for as insurance, substantially all of which are financial guaranty insurance contracts. The corresponding reserve ceded to reinsurers is reported as “reinsurance recoverable on unpaid losses”. Any loss and LAE reserves related to FG VIEs are eliminated upon consolidation. Any expected losses to be paid (recovered) on credit derivatives are reflected in the fair value of credit derivatives.

Under financial guaranty insurance accounting, the sum of unearned premium reserve and loss and LAE reserve represents the Company’s stand‑ready obligation. At contract inception, the entire stand-ready obligation is represented entirely by unearned premium reserve. Unearned premium reserve is deferred premium revenue, less claim payments (net of recoveries received) that have not yet been recognized in the statement of operations (contra-paid). A loss and LAE reserve for a financial guaranty insurance contract is recorded only to the extent, and for the amount, that expected loss to be paid plus contra-paid (total losses) exceed the deferred premium revenue, on a contract by contract basis. As a result, the Company has expected loss to be paid that has not yet been expensed. Such amounts will be recognized in future periods as deferred premium revenue amortizes into income.

When a claim or LAE payment is made on a contract, it first reduces any recorded loss and LAE reserve. To the extent there is insufficient loss and LAE reserve on a contract, then such claim payment is recorded as “contra-paid,” which reduces the unearned premium reserve. The contra-paid is recognized in “loss and loss adjustment expenses (benefit)” in the consolidated statement of operations when and for the amount that total losses exceed the remaining deferred premium revenue on the insurance contract. “Loss and loss adjustment expenses (benefit)” in the consolidated statement of operations is presented net of cessions to reinsurers.

Salvage and Subrogation Recoverable

When the Company becomes entitled to the cash flow from the underlying collateral of, or other recoveries in relation to, an insured exposure under salvage and subrogation rights as a result of a claim payment or estimated future claim payment, it reduces the expected loss to be paid on the contract. Such reduction in expected loss to be paid can result in one of the following: (i) a reduction in the corresponding loss and LAE reserve with a benefit to the consolidated statement of operations, (ii) no effect on the consolidated balance sheet or statements of operations, if “total loss” is not in excess of deferred premium revenue; or (iii) the recording of a salvage asset with a benefit to the consolidated statements of operations if the transaction is

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
in a net recovery position at the reporting date. The ceded component of salvage and subrogation recoverable is reported in “reinsurance balances payable, net”.

Expected Loss to be Expensed

    Expected loss to be expensed represents past or expected future financial guaranty insurance net claim payments that have not yet been expensed. Such amounts will be expensed in future periods as deferred premium revenue amortizes into income. Expected loss to be expensed is the Company’s projection of incurred losses that will be recognized in future periods, excluding accretion of discount.

Insurance Contracts’ Loss Information

Loss reserves and salvage are discounted at risk-free rates for U.S. dollar denominated financial guaranty insurance obligations that ranged from 3.82% to 4.69% with a weighted average of 4.12% as of December 31, 2022 and 0.00% to 1.98% with a weighted average of 0.84% as of December 31, 2021.

The following tables provide information on net reserve (salvage), which includes loss and LAE reserves and salvage and subrogation recoverable, both net of reinsurance.

Net Reserve (Salvage) by Sector

	As of December 31,
Sector	2022	2021
	(in thousands)
Public finance:
U.S. public finance	$(60,113)	$35,074
Non-U.S. public finance	4	12
Public finance	(60,109)	35,086
Structured finance:
U.S. RMBS	(19,057)	(17,421)
Other structured finance	(58,482)	(45,675)
Structured finance	(77,539)	(63,096)
Total	$(137,648)	$(28,010)

Components of Net Reserve (Salvage)

	As of December 31,
	2022	2021
	(in thousands)
Loss and LAE reserve	$84,112	$464,021
Reinsurance recoverable on unpaid losses	(158,641)	(150,424)
Other payables	10	364
Loss and LAE reserve, net	(74,519)	313,961
Salvage and subrogation recoverable	(71,749)	(367,709)
Salvage and subrogation reinsurance payable (1)	8,685	25,793
Other recoverables	(65)	(55)
Salvage and subrogation recoverable, net	(63,129)	(341,971)
Net reserve (salvage)	$(137,648)	$(28,010)
___________________
(1)          Reported as a component of “reinsurance balances payable, net” on the consolidated balance sheets.

The table below provides a reconciliation of net expected loss to be paid (recovered) for financial guaranty insurance contracts to net expected loss to be expensed. Expected loss to be paid (recovered) for financial guaranty insurance contracts differs from expected loss to be expensed due to: (i) the contra-paid, which represents the claim payments made and recoveries received that have not yet been recognized in the statements of operations; (ii) salvage and subrogation recoverable for transactions that are in a net recovery position where the Company has not yet received recoveries on claims previously paid

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
(and therefore recognized in income but not yet received); and (iii) loss reserves that have already been established (and therefore expensed but not yet paid).

Reconciliation of Net Expected Loss to be Paid (Recovered) to Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2022
(in thousands)
Net expected loss to be paid (recovered) - financial guaranty insurance	$(43,213)
Contra-paid, net	3,119
Salvage and subrogation recoverable, net and other recoverable, net	63,119
Loss and LAE reserve - financial guaranty insurance contracts, net of reinsurance	74,834
Net expected loss to be expensed (present value)	$97,859

The following table provides a schedule of the expected timing of net expected losses to be expensed. The amount and timing of actual loss and LAE may differ from the estimates shown below due to factors such as accelerations, commutations, changes in expected lives and updates to loss estimates. This table excludes amounts related to FG VIEs, which are eliminated in consolidation.

Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2022
(in thousands)
2023 (January 1 - March 31)	$378
2023 (April 1 - June 30)	567
2023 (July 1 - September 30)	1,407
2023 (October 1 - December 31)	1,485
Subtotal 2023	3,837
2024	6,253
2025	6,010
2026	9,733
2027	9,086
2028-2032	36,594
2033-2037	25,243
2038-2042	784
After 2042	319
Net expected loss to be expensed	97,859
Future accretion	23,822
Total expected future loss and LAE	$121,681

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The following table presents the loss and LAE (benefit) reported in the consolidated statements of operations by sector for insurance contracts. Amounts presented are net of reinsurance.

Loss and LAE (Benefit) by Sector

	Year Ended December 31,
Sector	2022	2021	2020
	(in thousands)
Public finance:
U.S. public finance	$62,810	$(32,644)	$162,555
Non-U.S. public finance	(4)	(4)	(83)
Public finance	62,806	(32,648)	162,472
Structured finance:
U.S. RMBS	(16,239)	(18,856)	(2,358)
Other structured finance	(14,458)	(7,822)	(22,138)
Structured finance	(30,697)	(26,678)	(24,496)
Loss and LAE (benefit)	$32,109	$(59,326)	$137,976

In each of the years presented, the primary component of U.S. public finance loss and LAE (benefit) was Puerto Rico exposures.

The following tables provide information on financial guaranty insurance contracts categorized as BIG.

Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2022

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in thousands)
Number of risks (1)	54	9	94	157	157
Remaining weighted-average period (in years)	7.9	9.4	10.3	9.6	9.3

Outstanding exposure:
Par	$235,038	$84,067	$763,761	$1,082,866	$866,651
Interest	110,917	32,375	388,059	531,351	424,668
Total (2)	$345,955	$116,442	$1,151,820	$1,614,217	$1,291,319

Expected cash outflows (inflows)	$12,353	$25,108	$656,421	$693,882	$415,524
Potential recoveries (3)	(57,146)	(9,409)	(456,226)	(522,781)	(434,915)
Subtotal	(44,793)	15,699	200,195	171,101	(19,391)
Discount	6,089	(3,910)	(63,247)	(61,068)	(23,822)
Expected losses to be paid (recovered)	$(38,704)	$11,789	$136,948	$110,033	$(43,213)

Deferred premium revenue	$13,111	$2,340	$118,719	$134,170	$130,714
Reserves (salvage)	$(43,677)	$10,014	$45,585	$11,922	$(137,953)

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2021

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in thousands)
Number of risks (1)	56	12	102	170	170
Remaining weighted-average period (in years)	6.6	9.6	10.6	10.0	9.8

Outstanding exposure:
Par	$270,533	$90,508	$1,599,420	$1,960,461	$1,663,146
Interest	108,118	12,011	748,546	868,675	712,767
Total (2)	$378,651	$102,519	$2,347,966	$2,829,136	$2,375,913

Expected cash outflows (inflows)	$21,599	$23,898	$1,977,951	$2,023,448	$1,671,064
Potential recoveries (3)	(337,647)	(9,038)	(1,278,940)	(1,625,625)	(1,427,903)
Subtotal	(316,048)	14,860	699,011	397,823	243,161
Discount	2,988	(600)	(92,042)	(89,654)	(64,744)
Expected losses to be paid (recovered)	$(313,060)	$14,260	$606,969	$308,169	$178,417

Deferred premium revenue	$15,295	$1,078	$290,685	$307,058	$301,677
Reserves (salvage)	$(320,297)	$13,183	$403,167	$96,053	$(28,448)
___________________
(1)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.
(2)Includes amounts related to FG VIEs.
(3)Represents expected inflows from future payments by obligors pursuant to restructuring agreements, settlements, excess spread on any underlying collateral and other estimated recoveries. Potential recoveries also include recoveries on certain investment grade credits, related mainly to exposures that were previously BIG and for which claims have been paid in the past.

5.    Contracts Accounted for as Credit Derivatives

Amounts presented in this note relate only to contracts accounted for as derivatives. The Company’s credit derivatives (financial guaranty contracts that meet the definition of a derivative in accordance with GAAP) are primarily CDS and also include interest rate swaps.

Credit derivative transactions, including CDS, are governed by International Swaps and Derivatives Association, Inc. documentation and have certain characteristics that differ from financial guaranty insurance contracts. For example, the Company’s control rights with respect to a reference obligation under a CDS may be more limited than when the Company issues a financial guaranty insurance contract. In addition, there are more circumstances under which the Company may be obligated to make payments. Similar to a financial guaranty insurance contract, the Company would be obligated to pay if the obligor failed to make a scheduled payment of principal or interest in full. In certain credit derivative transactions, the Company also specifically agreed to pay if the obligor were to become bankrupt or if the reference obligation were restructured. Furthermore, in certain credit derivative transactions the Company may be required to make a payment due to an event that is unrelated to the performance of the obligation referenced in the credit derivative. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. In that case, the Company may be required to make a termination payment to its swap counterparty upon such termination. Absent such an event of default or termination event, the Company may not unilaterally terminate a CDS contract; however, the Company on occasion has mutually agreed with various counterparties to terminate certain CDS transactions.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Accounting Policy

Credit derivatives are recorded at fair value. Changes in fair value are reported in “fair value gains (losses) on credit derivatives” in the consolidated statement of operations. The fair value of credit derivatives is reflected as either net assets or net liabilities determined on a contract-by-contract basis in the Company’s consolidated balance sheets. See Note 9, Fair Value Measurement, for a discussion on the fair value methodology for credit derivatives.

Credit Derivative Net Par Outstanding and Fair Value

The components of the Company’s credit derivative net par outstanding by sector are presented in the table below. The estimated remaining weighted average life of credit derivatives was 13.6 years and 13.9 years as of December 31, 2022 and December 31, 2021, respectively.

Credit Derivatives (1)

	As of December 31, 2022		As of December 31, 2021
Sector	Net Par Outstanding	Net Fair Value Asset (Liability)	Net Par Outstanding	Net Fair Value Asset (Liability)
	(in thousands)
U.S. public finance	$948,516	$(74,777)	$1,050,754	$(70,346)
Non-U.S. public finance	725,054	(30,207)	969,721	(25,249)
U.S. structured finance	315,119	(21,223)	364,635	(26,419)
Non-U.S. structured finance	120,830	(3,779)	135,320	(2,407)
Total	$2,109,519	$(129,986)	$2,520,430	$(124,421)
____________________
(1)    Expected loss to be paid was $2.7 million as of December 31, 2022 and $3.7 million as of December 31, 2021.

Distribution of Credit Derivative Net Par Outstanding by Internal Rating

	As of December 31, 2022		As of December 31, 2021
Rating Category	Net Par Outstanding	% of Total	Net Par Outstanding	% of Total
	(dollars in thousands)
AAA	$713,463	33.8%	$806,691	32.0%
AA	1,013,621	48.0	1,155,731	45.9
A	146,723	7.0	207,599	8.2
BBB	187,234	8.9	297,360	11.8
BIG	48,478	2.3	53,049	2.1
Credit derivative net par outstanding	$2,109,519	100.0%	$2,520,430	100.0%

Fair Value Gains (Losses) on Credit Derivatives

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Realized gains (losses) and other settlements	$(2,307)	$(4,880)	$(2,736)
Net unrealized gains (losses)	(4,669)	(47,167)	78,234
Fair value gains (losses) on credit derivatives	$(6,976)	$(52,047)	$75,498

The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates, and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structural terms, the change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts also reflects the Company’s own credit cost based on the price to purchase credit protection on AGC. The Company determines its own credit risk primarily based on quoted CDS prices traded on the Company at each balance sheet date.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
CDS Spread on AGC (in basis points)

	As of December 31,
	2022	2021	2020
Five-year CDS spread	63	49	132
One-year CDS spread	26	16	36

Fair Value of Credit Derivative Assets (Liabilities)
and Effect of AGC Credit Spread

	As of December 31,
	2022	2021
	(in thousands)
Fair value of credit derivatives before effect of AGC credit spread	$(165,104)	$(182,221)
Plus: Effect of AGC credit spread	35,118	57,800
Net fair value of credit derivatives	$(129,986)	$(124,421)

The fair value of CDS contracts as of December 31, 2022, before considering the benefit applicable to AGC’s credit spread, is a direct result of the relatively wider credit spreads under current market conditions compared to those at the time of underwriting for certain underlying credits with longer tenor.

6.    Reinsurance

The Company assumes portions of insured risks (Assumed Business) and cedes portions of exposure it has insured (Ceded Business) in exchange for premiums, net of any ceding commissions.

The Company has Assumed Business from three affiliated companies, AGM, Assured Guaranty UK Limited (AGUK) and Assured Guaranty (Europe) SA (AGE), as well as from several non-affiliated companies, primarily other monoline financial guaranty companies that currently are in runoff and no longer actively writing new business (Legacy Monoline Insurers). See Note 13, Related Party Transactions, for a more detailed description of the Company’s Assumed Business from affiliates. The Company, if required, secures its reinsurance obligations to these Legacy Monoline Insurers, typically by depositing in trust assets with a market value equal to its assumed liabilities calculated on a U.S. statutory basis.

The Company has Ceded Business to affiliated and non-affiliated companies to limit its exposure to risk. See Note 13, Related Party Transactions, for a description of business the Company cedes to affiliated companies. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if it were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. The Company’s ceded contracts generally allow the Company to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

Accounting Policy

For business assumed and ceded, the accounting model of the underlying direct financial guaranty contract dictates the accounting model used for the reinsurance contract (except for those eliminated as FG VIEs). For any assumed or ceded financial guaranty insurance premiums and losses, the accounting models described in Note 4, Contracts Accounted for as Insurance, are followed. For any assumed or ceded credit derivative contracts, the accounting model in Note 5, Contracts Accounted for as Credit Derivatives, is followed.
Effect of Reinsurance

The following table presents the components of premiums and losses reported in the consolidated statements of operations attributable to the Assumed and Ceded Businesses. See Note 13, Related Party Transactions, for balances with affiliates.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Effect of Reinsurance on Premiums Written, Premiums Earned and Loss and LAE (Benefit)

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Premiums Written:
Direct	$38,505	$54,397	$37,122
Assumed (1)	17,358	40,806	(1,251)
Ceded (2)	(12,365)	(5,850)	(17,970)
Net	$43,498	$89,353	$17,901

Premiums Earned:
Direct	$176,398	$66,261	$109,887
Assumed	52,177	39,830	49,354
Ceded (2)	(19,469)	(20,429)	(38,075)
Net	$209,106	$85,662	$121,166

Loss and LAE (benefit):
Direct (3)	$28,744	$(85,172)	$194,020
Assumed	4,640	9,710	5,340
Ceded (2)	(1,275)	16,136	(61,384)
Net	$32,109	$(59,326)	$137,976
 ____________________
(1)    Negative assumed premiums written were due to terminations and changes in expected debt service schedules.
(2)    Ceded amounts mainly consist of cessions to affiliates. The 2021 ceded premiums written includes the effect of the MAC Transaction, see Note 1, Business and Basis of Presentation.
(3)     See Note 3, Expected Loss to be Paid (Recovered), for additional information on the economic loss development (benefit).

    In addition to the items presented in the table above, the Company records the effect of assumed and ceded credit derivative exposures in “fair value gains (losses) on credit derivatives” in the consolidated statements of operations. These amounts were gains of $4.9 million in 2022, gains of $9.2 million in 2021 and losses of $4.0 million in 2020.

Ceded Reinsurance (1)

	As of December 31, 2022		As of December 31, 2021
	Affiliated Reinsurers	Non-Affiliated Reinsurers	Affiliated Reinsurers	Non-Affiliated Reinsurers
	(in thousands)
Ceded premium payable, net of commissions	$102,618	$—	$107,185	$—
Ceded expected loss to be recovered	153,719	71	130,411	186
Reinsurance recoverable on ceded paid losses	3,428	—	927	1
Ceded unearned premium reserve	185,670	1,710	191,336	1,808
Ceded paid loss payable	22,934	181	1,555	—
Ceded par outstanding (2)	8,121,740	25,500	8,494,508	25,500
____________________
(1)    There was no collateral posted by non-affiliated reinsurers as of December 31, 2022 and December 31, 2021. The total collateral posted by affiliated reinsurers was $196.1 million and $163.8 million as of December 31, 2022 and December 31, 2021, respectively.
(2)    Of the total par ceded to a non-affiliated reinsurer, none is rated BIG as of either December 31, 2022 or December 31, 2021. Of the total par ceded to affiliates, $224.8 million and $306.7 million is rated BIG as of December 31, 2022 and December 31, 2021, respectively.

In accordance with U.S. statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers domiciled outside of the U.S., such reinsurers must secure their liabilities to the Company. These reinsurers are required to post collateral for the benefit of the Company in an amount at least

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
equal to the sum of their ceded unearned premium reserve, loss reserves and contingency reserves all calculated on a statutory basis of accounting. In addition, certain authorized reinsurers post collateral on terms negotiated with the Company.

Commutations of Previously Ceded Business

In the second quarter of 2021, in connection with the MAC Transaction, the Company reassumed $2.1 billion in net par of its remaining cessions to MAC. This commutation resulted in an increase of net unearned premium reserve of $24.4 million and a commutation gain of $7.3 million in 2021. See Note 1, Business and Basis of Presentation, for a description of the merger of MAC with and into AGM, with AGM as the surviving company, effective April 1, 2021.

7.    Investments and Cash

Accounting Policy

Fixed-maturity debt securities are classified as either available-for-sale or trading. All fixed-maturity securities are measured at fair value and reported on a trade-date basis. Unrealized gains and losses on available-for-sale fixed-maturity debt securities that are not associated with credit related factors are reported as a component of accumulated OCI (AOCI), net of deferred income taxes. Loss Mitigation Securities, which are a component of fixed-maturity debt securities, are accounted for based on their underlying investment type, excluding the effects of the Company’s insurance. Realized gains and losses on sales of available-for-sale fixed-maturity debt securities and credit losses are reported as a component of net income. Changes in fair value on trading fixed-maturity debt securities are reported as a component of net income.

Short-term investments, which are investments with a maturity of less than one year at time of purchase, are carried at fair value and include amounts deposited in certain money market funds.

Equity method investments include a 35% investment in AGAS and, in 2021, other investments. For investees that are pass-through entities, changes in the value of equity method investments are reported in the consolidated statements of operations in “equity in earnings of investees.” For other investees, changes in these values are reported in “equity in after-tax earnings (loss) of investees.” The Company classifies distributions received from equity method investments using the cumulative earnings approach in the consolidated statements of cash flows. Under the cumulative earnings approach, distributions received up to the amount of cumulative equity in earnings recognized are treated as returns on investment within operating cash flows and those in excess of that amount are treated as returns of investment within investing cash flows.

Cash consists of cash on hand and demand deposits.

Net investment income primarily includes the income earned on fixed-maturity securities and short-term investments, including amortization of premiums and accretion of discounts. For mortgage backed securities and any other securities for which there is prepayment risk, prepayment assumptions are evaluated quarterly and revised as necessary. For securities other than purchased credit deteriorated (PCD) securities, any necessary adjustments due to changes in effective yields and expected maturities are recognized in net investment income using the retrospective method. PCD securities are financial assets that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination, as determined by the Company’s assessment.

Net realized investment gains (losses) include sales of investments, which are determined using the specific identification method, reductions to amortized cost of available-for-sale investments that have been written down due to the Company’s intent to sell them or it being more likely than not that the Company will be required to sell them, and the change in allowance for credit losses (including accretion).

For all securities that were originally purchased with credit deterioration, accrued interest is not separately presented, but rather is a component of the amortized cost of the instrument. For all other available-for-sale securities, a separate amount for accrued interest is reported in “other assets”.

Credit Losses

For fixed-maturity securities classified as available-for-sale for which a decline in the fair value below the amortized cost is due to credit related factors, an allowance is established for the difference between the estimated recoverable value and amortized cost with a corresponding charge to net realized investment gains (losses). The estimated recoverable value is the present value of cash flows expected to be collected, as determined by management. The allowance for credit losses is limited

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
to the difference between amortized cost and fair value. The difference between fair value and amortized cost that is not associated with credit related factors is presented as a component of AOCI.

When estimating future cash flows for fixed-maturity securities, management considers the historical performance of underlying assets and available market information as well as bond-specific considerations. In addition, the process of estimating future cash flows includes, but is not limited to, the following critical inputs, which vary by security type:

•the extent to which fair value is less than amortized cost;
•credit ratings;
•any adverse conditions specifically related to the security, industry, and/or geographic area;
•changes in the financial condition of the issuer, or underlying loan obligors;
•general economic and political factors;
•remaining payment terms of the security;
•prepayment speeds;
•expected defaults; and
•the value of any embedded credit enhancements.

The length of time an instrument has been impaired or the effect of changes in foreign exchange rates are not considered in the Company’s assessment of credit loss. The assessment of whether a credit loss exists is performed each reporting period.

The allowance for credit losses and the corresponding charge to net realized investment gains (losses) may be reversed if conditions change, however, the allowance for credit losses is never reduced below zero. When the Company determines that all or a portion of a fixed-maturity security is uncollectible, the uncollectible amortized cost amount is written off with a corresponding reduction to the allowance for credit losses. If cash flows that were previously written off are collected, the recovery is recognized in “net realized investment gains (losses)”.

An allowance for credit losses is established upon initial recognition for available-for-sale PCD securities. On the date of acquisition the amortized cost of PCD securities is equal to the purchase price plus the allowance for credit losses, with no credit loss expense recognized in the consolidated statements of operations. After the date of acquisition, deterioration or improvement in credit will result in an increase or decrease, respectively to the allowance and an offsetting credit loss expense (or benefit). To measure this, the Company performs a discounted cash flow analysis. For PCD securities that are also beneficial interests, favorable or adverse changes in expected cash flows are recognized as a change in the allowance for credit losses. Changes in expected cash flows that are not captured through the allowance are reflected as a prospective adjustment to the security’s yield within net investment income.

The Company has elected to not measure credit losses on its accrued interest receivable and instead writes off accrued interest when it is six-months past due or on the date it is deemed uncollectible, if earlier. All write-offs of accrued interest are recorded as a reduction to net investment income in the consolidated statements of operations. For securities the Company intends to sell the amortized cost is written down to fair value with a corresponding charge to net realized investment gains (losses) if (1) it is more likely-than-not that the Company will be required to sell before recovery of its amortized cost, and (2) the fair value of the security is below amortized cost. No allowance is established in these situations and any previously recorded allowance is reversed. The new cost basis is not adjusted for subsequent increases in estimated fair value.

Investment Portfolio

    The investment portfolio consists of both externally and internally managed portfolios. The investment portfolio is managed primarily by three outside managers and AssuredIM. The Company has established investment guidelines for its investment managers regarding credit quality, exposure to a particular sector and exposure to a particular obligor within a sector.

The remainder of the investment portfolio includes: (i) Loss Mitigation Securities; (ii) New Recovery Bonds and CVIs received in connection with the consummation of the 2022 Puerto Rico Resolutions; (iii) other investments including certain fixed-maturity and short-term securities; and (iv) an investment in AGAS. As of December 31, 2021, the investment portfolio also included an equity method investment that is generally less liquid.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Investment Portfolio
Carrying Value

	As of December 31,
	2022	2021
	(in thousands)
Fixed-maturity securities, available-for-sale (1):
Externally managed	$1,513,160	$1,810,620
Loss Mitigation Securities and other	400,203	466,119
AssuredIM managed	116,238	120,589
Fixed-maturity securities - Puerto Rico, New Recovery Bonds (2)	62,927	—
Fixed-maturity securities, trading - Puerto Rico, CVIs and other (2)	175,896	30
Short-term investments (3)	111,452	231,374
Equity method investments:
AGAS	211,125	215,825
Other	—	9,213
Other invested assets	790	1,136
Total	$2,591,791	$2,854,906
____________________
(1)    16.4% and 16.5% of fixed-maturity securities were rated BIG, as of December 31, 2022 and December 31, 2021, respectively, consisting primarily of Loss Mitigation Securities. 5.1% and 2.4% were not rated as of December 31, 2022 and December 31, 2021, respectively.
(2)    Puerto Rico New Recovery Bonds and consolidated investment vehicles (CIVs) are not rated.
(3)    Weighted average credit rating of AAA as of both December 31, 2022 and December 31, 2021, based on the lower of the Moody’s Investors Service, Inc. (Moody’s) and S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) classifications.

AGM and AGC are authorized to invest up to $750.0 million in the aggregate in AssuredIM Funds through their jointly owned investment subsidiary AGAS. AGC is authorized for $262.5 million of this aggregate amount. Adding inception-to-date distributed gains, AGM and AGC may invest a total of up to $810.0 million in AssuredIM Funds through AGAS. As of December 31, 2022, AGAS had total commitments to AssuredIM Funds of $754.7 million of which $536.1 million represented net invested capital and $218.6 million was undrawn. This capital was committed to several funds, each dedicated to a single strategy, including collateralized loan obligations (CLOs), asset-based finance and healthcare. As of December 31, 2022 and December 31, 2021, the fair value of AGAS’ interest in AssuredIM Funds was $569.3 million and $543.2 million, respectively. AGC’s 35% ownership interest in AGAS was $211.1 million and $215.8 million as of December 31, 2022 and December 31, 2021, respectively, reported in “equity method investments” in the consolidated balance sheets. See Note 13, Related Party Transactions, for a description of AGAS ownership.

On April 5, 2023, AGC and its affiliates, Assured Guaranty US Holdings Inc. (AGUS), AGM and AGAS, entered into an investment agreement (Investment Agreement) with Sound Point Capital Management, LP (Sound Point), pursuant to which AGC and AGM agreed to engage Sound Point as their sole alternative credit manager and have agreed, subject to regulatory approval, to invest $1 billion over time in alternative credit strategies directly or indirectly through AGAS. The Investment Agreement was entered into in conjunction with a Transaction Agreement between AGUS and Sound Point, pursuant to which Assured Guaranty will contribute its entire equity interest in AssuredIM and, with certain exceptions, its related asset management entities to Sound Point. In exchange, Assured Guaranty will receive a 30% ownership interest in the combined business, subject to potential post-closing adjustments.

Accrued investment income was $21.1 million and $20.7 million as of December 31, 2022 and December 31, 2021, respectively. In 2022, 2021 and 2020, the Company did not write off any accrued investment income.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2022

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Weighted Average Credit Rating (2)
	(dollars in thousands)
Obligations of state and political subdivisions	59%	$1,318,569	$(13,348)	$18,763	$(51,957)	$1,272,027	A+
U.S. government and agencies	1	23,895	—	—	(656)	23,239	AA+
Corporate securities (3)	19	405,139	(2,231)	—	(49,796)	353,112	A-
Mortgage-backed securities (4):
RMBS	1	17,298	(1,411)	611	(1,611)	14,887	BBB
Commercial mortgage-backed securities (CMBS)	1	27,980	—	1	(1,651)	26,330	AAA
Asset-backed securities:
CLOs	3	64,475	—	15	(2,463)	62,027	AA
Other	16	366,230	(24,522)	22,079	(22,881)	340,906	CCC
Total available-for-sale fixed-maturity securities	100%	$2,223,586	$(41,512)	$41,469	$(131,015)	$2,092,528	A-

Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2021

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Weighted Average Credit Rating (2)
	(dollars in thousands)
Obligations of state and political subdivisions	59%	$1,322,159	$(11,772)	$124,164	$(2,483)	$1,432,068	AA-
U.S. government and agencies	1	24,944	—	231	(172)	25,003	AA+
Corporate securities (3)	19	425,299	(517)	20,384	(1,704)	443,462	A-
Mortgage-backed securities (4):
RMBS	1	20,795	(780)	2,243	(609)	21,649	BBB
CMBS	1	28,932	—	1,731	—	30,663	AAA
Asset-backed securities:
CLOs	3	64,997	—	121	(8)	65,110	AA
Other	16	367,640	(11,012)	24,839	(2,094)	379,373	CCC
Total available-for-sale fixed-maturity securities	100%	$2,254,766	$(24,081)	$173,713	$(7,070)	$2,397,328	A-
___________________
(1)    Based on amortized cost.
(2)    Ratings represent the lower of the Moody’s and S&P classifications except for Loss Mitigation Securities and certain other securities, which use internal ratings classifications. The Company’s portfolio primarily consists of high-quality, liquid instruments. New Recovery Bonds received in connection with the consummation of the 2022 Puerto Rico Resolutions are not rated.
(3)    Includes securities issued by taxable universities and hospitals.
(4)    U.S. government-agency obligations were approximately 24% of mortgage backed securities as of December 31, 2022 and 27% as of December 31, 2021 based on fair value.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2022

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in thousands)
Obligations of state and political subdivisions	$664,269	$(31,907)	$109,848	$(17,478)	$774,117	$(49,385)
U.S. government and agencies	17,140	(42)	6,099	(614)	23,239	(656)
Corporate securities	212,508	(14,685)	64,032	(15,239)	276,540	(29,924)
Mortgage-backed securities:
RMBS	6,970	(455)	3,193	(448)	10,163	(903)
CMBS	26,161	(1,651)	—	—	26,161	(1,651)
Asset-backed securities:
CLOs	45,655	(1,487)	15,323	(976)	60,978	(2,463)
Other	5,808	(397)	—	—	5,808	(397)
Total	$978,511	$(50,624)	$198,495	$(34,755)	$1,177,006	$(85,379)
Number of securities (1)		441		122		556

Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2021

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in thousands)
Obligations of state and political subdivisions	$51,951	$(857)	$8,741	$(1,343)	$60,692	$(2,200)
U.S. government and agencies	—	—	6,573	(172)	6,573	(172)
Corporate securities	33,769	(349)	12,117	(489)	45,886	(838)
Mortgage-backed securities:
RMBS	4,729	(59)	17	(7)	4,746	(66)
CMBS	425	—	—	—	425	—
Asset-backed securities:
CLOs	16,292	(8)	—	—	16,292	(8)
Total	$107,166	$(1,273)	$27,448	$(2,011)	$134,614	$(3,284)
Number of securities		59		16		75
___________________
(1)    The number of securities does not add across because lots consisting of the same securities have been purchased at different times and appear in both categories above (i.e., less than 12 months and 12 months or more). If a security appears in both categories, it is counted only once in the total column.

The Company considered the credit quality, cash flows, interest rate movements, ability to hold a security to recovery and intent to sell a security in determining whether a security had a credit loss. The Company has determined that the unrealized losses recorded as of December 31, 2022 and December 31, 2021 were not related to credit quality, and in the case of 2022, were primarily attributable to rising interest rates. As of December 31, 2022, the Company did not intend to and was not required, to sell investments in an unrealized loss position prior to expected recovery in value. As of December 31, 2022, of the securities in an unrealized loss position for which an allowance for credit loss was not recorded, 149 securities had unrealized losses in excess of 10% of their carrying value, whereas as of December 31, 2021 eight securities had unrealized losses in

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
excess of 10% of their carrying value. The total unrealized loss for these securities was $51.5 million as of December 31, 2022 and $1.5 million as of December 31, 2021.

    The amortized cost and estimated fair value of available-for-sale fixed-maturity securities by contractual maturity as of December 31, 2022 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Distribution of Available-for-Sale Fixed-Maturity Securities by Contractual Maturity
As of December 31, 2022

	Amortized Cost	Estimated Fair Value
	(in thousands)
Due within one year	$52,771	$52,403
Due after one year through five years	322,786	313,296
Due after five years through 10 years	578,363	535,359
Due after 10 years	1,224,388	1,150,253
Mortgage-backed securities:
RMBS	17,298	14,887
CMBS	27,980	26,330
Total	$2,223,586	$2,092,528

Based on fair value, investments and other assets that are either held in trust for the benefit of third party ceding insurers in accordance with statutory requirements, placed on deposit to fulfill state licensing requirements, or otherwise pledged or restricted totaled $90.6 million as of December 31, 2022 and $101.2 million, as of December 31, 2021. In addition, the total collateral required to be funded into a reinsurance trust account by AGC for the benefit of AGUK and AGE was $294.9 million as of December 31, 2022 and $317.5 million as of December 31, 2021, based on fair value.

No material investments of the Company were non-income producing during the twelve month period ending December 31, 2022. There were no investments that were non-income producing during the twelve months period ending December 31, 2021.

Income from Investments

Net investment income is a function of the yield that the Company earns on available-for-sale fixed-maturity securities and short-term investments, and the size of such portfolio. The investment yield is a function of market interest rates at the time of investment as well as the type, credit quality and maturity of the securities in this portfolio.

Puerto Rico CVIs in the investment portfolio are classified as trading. Equity in earnings (losses) of investees represents the Company’s interest in the earnings of its equity method investments.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Income from Investments

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Investment income:
Externally managed	$52,477	$55,181	$62,285
Loss Mitigation Securities and other	28,727	30,544	32,130
Managed by AssuredIM (1)	4,460	3,809	2,046
Interest income on loan receivable from parent	3,063	3,063	3,063
Investment income	88,727	92,597	99,524
Investment expenses	(1,546)	(1,647)	(1,934)
Net investment income	$87,181	$90,950	$97,590

Fair value gains (losses) on trading securities (2)	$(19,793)	$—	$—

Equity in earnings (losses) of investees	$(4,700)	$30,062	$15,963
____________________
(1)    Represents interest income on a portfolio of CLOs and municipal bonds managed by AssuredIM under an investment management agreement.
(2)    Fair value losses on trading securities pertaining to securities still held as of December 31, 2022 were $18.6 million for 2022.

Realized Investment Gains (Losses)

    The table below presents the components of net realized investment gains (losses).

Net Realized Investment Gains (Losses)

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Gross realized gains on sales of available-for-sale securities	$453	$1,622	$8,497
Gross realized losses on sales of available-for-sale securities (1)	(6,869)	(966)	(2,120)
Change in the allowance for credit losses and intent to sell (2)	(17,431)	(6,630)	(938)
Other net realized gains (losses) (3)	8,032	603	3,438
Net realized investment gains (losses)	$(15,815)	$(5,371)	$8,877
____________________
(1)2022 related primarily to sales of New Recovery Bonds received as part of the 2022 Puerto Rico Resolutions.
(2)Change in allowance for credit losses in 2022 and 2021 was primarily due to Loss Mitigation Securities.
(3)Net realized gains in 2022 related primarily to the sale of the Company’s alternative investment.

The following table presents the roll forward of the allowance for credit losses on available-for-sale fixed-maturity securities.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Roll Forward of Allowance for Credit Losses
for Available-for-Sale Fixed-Maturity Securities

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Balance, beginning of period	$24,081	$17,707	$—
Effect of adoption of accounting guidance on credit losses on January 1, 2020	—	—	17,370
Additions for securities for which credit impairments were not previously recognized	2,759	2,945	133
Additions (reductions) for securities for which credit impairments were previously recognized	14,672	3,490	337
Reductions for securities sold and other settlements	—	(61)	(133)
Balance, end of period	$41,512	$24,081	$17,707

The Company recorded $17.4 million and $6.4 million in credit loss expense for the year ended December 31, 2022 and 2021, respectively. The Company did not purchase any securities with credit deterioration during the periods presented. As of December 31, 2022 and 2021, the majority of the allowance for credit losses relates to Loss Mitigation Securities.

Equity Method Investments

The table below presents summarized distributions from MAC Holdings. On April 1, 2021, as part of the MAC Transaction discussed in Note 1, Business and Basis of Presentation, AGC sold its interest in MAC Holdings to its affiliate, AGM, for $66.9 million.

Distributions and Capital Contributions

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Dividends paid by MAC Holdings to AGC	$—	$—	$5,679
Return of capital from MAC Holdings to AGC	—	131,482	1,945

In addition, the Company received $0.5 million of dividends from other equity method investments in 2021.

Equity in Earnings of Investees

Equity in Earnings of Investees

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
AGAS	$(4,700)	$27,119	$14,220
Other	—	2,943	1,743
Total equity in earnings of investees	$(4,700)	$30,062	$15,963

Equity in After-tax Earnings (Loss) of Investee

Equity in after-tax earnings (loss) of investee was primarily attributable to MAC Holdings and was $(3.7) million in 2021 and $14.2 million in 2020. See Note 1, Business and Basis of Presentation, for MAC’s merger with and into AGM and AGM purchasing AGC’s interest in MAC Holdings.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
8.    Variable Interest Entities

Accounting Policy

For entities determined to be a VIE, and for which the Company has a variable interest, the Company assesses whether it is the primary beneficiary of the VIE at the time it becomes involved with an entity and continuously reassesses whether it is the primary beneficiary. In determining whether it is the primary beneficiary, the Company considers all facts and circumstances, including an evaluation of economic interests in the VIE held directly and indirectly through related parties and entities under common control. The Company is the primary beneficiary of a VIE when it has both: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE.

If the Company concludes that it is the primary beneficiary of the VIE, it consolidates the VIE in the Company’s consolidated financial statements. If, as part of its continual reassessment of the primary beneficiary determination, the Company concludes that it is no longer the primary beneficiary of a VIE, the Company deconsolidates the VIE and recognizes the impact of that change on the consolidated financial statements.

For structured finance and certain other FG VIEs, the Company elected the FVO for all assets and liabilities. Upon initial adoption of the accounting guidance for VIEs in 2010, the Company elected to fair value its structured finance and other FG VIE assets and liabilities as the carrying amount transition method was not practical. To allow for consistency in the accounting for its consolidated structured finance and other FG VIE assets and liabilities, the Company elected the FVO for structured finance and other FG VIEs that it has subsequently consolidated. For the Puerto Rico Trusts described below, the assets primarily include fixed-maturity debt securities that are carried at fair value and the Company elected the FVO for the Puerto Rico Trusts’ liabilities in order to simplify the accounting for these instruments.

The change in fair value of FG VIEs’ assets and liabilities is reported in “fair value gains (losses) on FG VIEs” in the consolidated statement of operations, except for (i) the change in fair value attributable to change in instrument-specific credit risk (ISCR) on FG VIEs’ liabilities, and (ii) unrealized gains and losses on the New Recovery Bonds in the Puerto Rico Trusts, which are reported other comprehensive income (OCI). Interest income and interest expense are derived from the trustee reports and also included in “fair value gains (losses) on FG VIEs.” Investment income on the New Recovery Bonds and changes in fair value on the CVIs in the Puerto Rico Trusts are all reported in “fair value gains (losses) on FG VIEs” on the consolidated statement of operations.

The inception-to-date change in fair value of the FG VIEs’ liabilities with recourse attributable to the ISCR is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in the Company’s CDS spread from the most recent date of consolidation to the current period. In general, if the Company’s CDS spread tightens, more value will be assigned to the Company’s credit; however, if the Company’s CDS widens, less value is assigned to the Company’s credit.

The Company has limited contractual rights to obtain the financial records of its consolidated structured finance and other FG VIEs. The structured finance and other FG VIEs do not prepare separate GAAP financial statements; therefore, the Company compiles the FG VIE GAAP financial information based on trustee reports prepared by and received from third parties. Such trustee reports are not available to the Company until approximately 30 days after the end of any given period. The time required to perform adequate reconciliations and analyses of the information in these trustee reports results in a one quarter lag in reporting the structured finance and other FG VIEs’ activities. As a result of the lag in reporting structured finance and other FG VIEs, cash and short-term investments do not reflect cash outflows to the holders of the debt issued by the structured finance and other FG VIEs for claim payments made by the Company’s insurance subsidiaries to the consolidated structured finance and other FG VIEs until the subsequent reporting period.

The cash flows generated by the FG VIEs’ assets, except for interest income, are classified as cash flows from investing activities. Paydowns of FG VIEs’ liabilities are supported by the cash flows generated by FG VIEs’ assets, and for liabilities with recourse, possibly claim payments made by AGC under its financial guaranty insurance contracts. Paydowns of FG VIEs’ liabilities both with and without recourse are classified as cash flows used in financing activities. Interest income, interest expense and other expenses of the FG VIEs’ assets and liabilities are classified as operating cash flows. Claim payments made by AGC under the financial guaranty contracts issued to the FG VIEs are eliminated upon consolidation and therefore such claim payments are treated as paydowns of FG VIEs’ liabilities and as a financing activity as opposed to an operating activity of AGC.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

The Company’s exposure provided through its financial guaranties with respect to debt obligations of FG VIEs is included within net par outstanding in Note 2, Outstanding Exposure.

FG VIEs

Structured Finance and Other FG VIEs

AGC provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs but does not act as the servicer or collateral manager for any VIE obligations it guarantees. The transaction structure generally provides certain financial protection to the Company. This financial protection can take several forms, the most common of which are overcollateralization, first loss protection (or subordination) and excess spread. In the case of overcollateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations), the structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first loss, AGC's financial guaranty insurance policy only covers a senior layer of losses experienced by multiple obligations issued by the VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to VIEs, generate interest income that is in excess of the interest payments on the debt issued by the VIE. Such excess spread is typically distributed through the transaction’s cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the VIE (thereby, creating additional overcollateralization), or distributed to equity or other investors in the transaction.

    AGC is not primarily liable for the debt obligations issued by the structured finance and other FG VIEs (which excludes the Puerto Rico Trusts described below) it insures and would only be required to make payments on those insured debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due and only for the amount of the shortfall. AGC’s creditors do not have any rights with regard to the collateral supporting the debt issued by the structured finance and other FG VIEs. Proceeds from sales, maturities, prepayments and interest from such underlying collateral may only be used to pay debt service on structured finance and other FG VIEs’ liabilities.

As part of the terms of its financial guaranty contracts, AGC, under its insurance contract, obtains certain protective rights with respect to the VIE that give AGC additional controls over a VIE. These protective rights are triggered by the occurrence of certain events, such as failure to be in compliance with a covenant due to poor deal performance or a deterioration in a servicer or collateral manager’s financial condition. At deal inception, AGC typically is not deemed to control the VIE; however, once a trigger event occurs, AGC's control of the VIE typically increases. AGC continuously evaluates its power to direct the activities that most significantly impact the economic performance of VIEs that have debt obligations insured by AGC and, accordingly, where AGC is obligated to absorb VIE losses or receive benefits that could potentially be significant to the VIE. AGC is deemed to be the control party for certain VIEs under GAAP, typically when its protective rights give it the power to both terminate and replace the transaction’s servicer or collateral manager, which are characteristics specific to AGC's financial guaranty contracts. If the protective rights that could make AGC the control party have not been triggered, then the VIE is not consolidated. If AGC is deemed to no longer have those protective rights, the VIE is deconsolidated.

The structured finance and other FG VIEs’ liabilities that are guaranteed by AGC are considered to be with recourse, because they guarantee the payment of principal and interest regardless of the performance of the related FG VIEs’ assets. The structured finance and other FG VIEs’ liabilities that are not guaranteed by AGC are considered to be without recourse, because the payment of principal and interest of these liabilities is wholly dependent on the performance of the FG VIEs’ assets.

Number of Consolidated Structured Finance and Other FG VIEs

	Year Ended December 31,
	2022	2021	2020

Beginning of year	6	6	6
Consolidated	2	—	1
Deconsolidated	(1)	—	(1)
December 31	7	6	6

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Puerto Rico Trusts

As of December 31, 2022, the Company consolidated 22 custodial trusts established as part of the 2022 Puerto Rico Resolutions (Puerto Rico Trusts) discussed in Note 2, Outstanding Exposure, Exposure to Puerto Rico. During 2022, the Company consolidated 24 and deconsolidated two Puerto Rico Trusts. With respect to certain insured securities covered by the 2022 Puerto Rico Resolutions, insured bondholders were permitted to elect to receive custody receipts that represent an interest in the legacy insurance policy plus cash, New Recovery Bonds and/or CVIs that constitute distributions under the 2022 Puerto Rico Resolutions. (At least one separate custodial trust was set up for each legacy insured bond, and the trusts are deconsolidated as each is paid off.) For those who made this election, distributions of Plan Consideration are immediately passed through to insured bondholders under the custody receipts to the extent of any cash or proceeds of new securities held in the custodial trust and are applied to make payments and/or prepayments of amounts due under the legacy insured bonds. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of Plan Consideration are insufficient to pay or prepay such amounts after giving effect to the distributions described in the immediately preceding sentence. In the case of insured bondholders who elected to receive custody receipts, the Company retains the right to satisfy its obligations under the insurance policy with respect to the related legacy insured bonds at any time thereafter, with 30 days’ notice, by paying 100% of the then outstanding principal amount of insured bonds plus accrued interest. The Company consolidated the Puerto Rico Trusts as it is deemed to be the primary beneficiary given its power to collapse these trusts.

The assets within the Puerto Rico Trusts are classified as follows: New Recovery Bonds as available-for-sale securities ($133.4 million fair value and $134.4 million amortized cost as of December 31, 2022), and CVIs as trading securities ($4.6 million fair value as of December 31, 2022 and $1.1 million fair value losses on trading securities for 2022). As of December 31, 2022, the available-for-sale securities had gross unrealized gains of $2.6 million and gross unrealized losses of $3.6 million. Fourteen securities in the Puerto Rico Trusts were in a gross unrealized loss position totaling $3.6 million and had a fair value of $75.6 million. All of these securities were in a continuous unrealized loss position for less than 12 months. The Company considered the credit quality, cash flows, interest rate movements, ability to hold a security to recovery and intent to sell a security in determining whether a security had a credit loss. The Company has determined that the unrealized losses recorded as of December 31, 2022 were primarily attributable to rising interest rates, rather than credit quality. As of December 31, 2022, the Company did not intend to and was not required to sell these investments prior to an expected recovery in value. As of December 31, 2022 of the securities in an unrealized loss position for which an allowance for credit loss was not recorded, eight securities had unrealized losses in excess of 10% of their carrying value. The total unrealized loss for these securities was $2.9 million as of December 31, 2022.

The amortized cost and estimated fair value of available-for-sale New Recovery Bonds by contractual maturity as of December 31, 2022 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

New Recovery Bonds in FG VIEs’ Assets
Distribution by Contractual Maturity
As of December 31, 2022

	Amortized Cost	Estimated Fair Value
	(in thousands)
Due within one year	$1,171	$1,156
Due after one year through five years	5,667	5,320
Due after five years through 10 years	26,997	26,863
Due after 10 years	100,567	100,019
Total	$134,402	$133,358

Components of FG VIE Assets and Liabilities

Net fair value gains and losses on FG VIEs are expected to reverse to zero by maturity of the FG VIEs’ debt, except for net premiums received and net claims paid by AGC under the financial guaranty insurance contracts. The Company’s estimate of expected loss to be paid (recovered) for FG VIEs is included in Note 3, Expected Loss to be Paid (Recovered).

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The table below shows the carrying value of FG VIEs’ assets and liabilities segregated by type of collateral.

Consolidated FG VIEs by Type of Collateral

	As of December 31,
	2022	2021
	(in thousands)
FG VIEs’ assets:
U.S. RMBS first lien	$11,249	$15,292
U.S. RMBS second lien	13,730	15,294
Puerto Rico Trusts’ assets (1)	146,072	—
Other	6,630	—
Total FG VIEs’ assets	$177,681	$30,586

FG VIEs’ liabilities with recourse:
U.S. RMBS first lien	$9,318	$12,188
U.S. RMBS second lien	3,923	13,956
Puerto Rico Trusts’ liabilities (2)	372,850	—
Other	7,440	—
Total FG VIEs’ liabilities with recourse	$393,531	$26,144

FG VIEs’ liabilities without recourse:
U.S. RMBS first lien	$1,916	$2,351
Total FG VIEs’ liabilities without recourse	$1,916	$2,351
____________________
(1)    Includes $137.9 million, at fair value, of New Recovery Bonds and $6.2 million of receivables for unsettled trades. Includes $1.2 million of cash.
(2)    Includes $315.7 million, at fair value, of New Recovery Bonds and $57.1 million of payables for unsettled trades.

The change in the ISCR of the FG VIEs’ assets for which the Company elected the FVO (FG VIEs’ assets at FVO) held as of December 31, 2022, 2021 and 2020 that was reported in the consolidated statements of operations for 2022, 2021 and 2020 were gains of $0.8 million, $1.1 million and $1.7 million, respectively. The ISCR amount is determined by using expected cash flows at the original date of consolidation, discounted at the effective yield, less current expected cash flows discounted at that same original effective yield.

The inception-to-date change in fair value of the FG VIEs’ liabilities with recourse (all of which are measured at fair value under the FVO) attributable to the ISCR is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in the Company’s CDS spread from the most recent date of consolidation to the current period.

Selected Information for FG VIEs’ Assets and Liabilities
Measured under the FVO

	As of December 31,
	2022	2021
	(in thousands)
Excess of unpaid principal over fair value of:
FG VIEs’ assets	$25,450	$24,983
FG VIEs’ liabilities with recourse	(4,646)	3,009
FG VIEs’ liabilities without recourse	735	442
Unpaid principal balance for FG VIEs’ assets that were 90 days or more past due	3,849	5,994
Unpaid principal for FG VIEs’ liabilities with recourse (1)	331,777	29,153
____________________
(1)    FG VIEs’ liabilities with recourse will mature at various dates ranging from 2023 through 2041.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

Other Consolidated VIEs

    In certain instances where the Company consolidates a VIE that was established as part of a loss mitigation negotiated settlement that results in the termination of the obligations under the original financial guaranty insurance or insured credit derivative contract, the Company classifies the assets and liabilities of that VIE in the line items that most accurately reflect the nature of such assets and liabilities, as opposed to within FG VIEs’ assets and FG VIEs’ liabilities. The total assets and liabilities of such VIE were assets of $85.9 million and liabilities of $12.5 million as of December 31, 2022 and assets of $96.1 million and liabilities of $11.1 million as of December 31, 2021, primarily reported in “investments” and “credit derivative liabilities” on the consolidated balance sheets.

Non-Consolidated VIEs

    As described in Note 2, Outstanding Exposure, the Company monitors all policies in the insured portfolio. Of the approximately three thousand policies monitored as of December 31, 2022, approximately two thousand policies are not within the scope of FASB Accounting Standards Codification (ASC) 810 because these financial guaranties relate to the debt obligations of governmental organizations or financing entities established by a governmental organization. The majority of the remaining policies involve transactions where the Company is not deemed to currently have control over the FG VIEs’ most significant activities. With respect to structured finance and other FG VIEs, as of December 31, 2022 and 2021, the Company identified 81 and 62 policies, respectively, that contain provisions and experienced events that may trigger consolidation. See above for information on VIEs that were consolidated based on management’s assessment of these potential triggers or events.

9.    Fair Value Measurement

Accounting Policy

The Company carries a significant portion of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on a hypothetical market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either internally developed models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to yield curves, interest rates and debt prices or with the assistance of an independent third-party using a discounted cash flow approach and the third party’s proprietary pricing models. In addition to market information, models also incorporate transaction details, such as maturity of the instrument and contractual features designed to reduce the Company’s credit exposure, such as collateral rights as applicable.

Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company’s creditworthiness and constraints on liquidity. As markets and products develop and the pricing for certain products becomes more or less transparent, the Company may refine its methodologies and assumptions. During 2022, no changes were made to the Company’s valuation models that had or are expected to have, a material impact on the Company’s consolidated balance sheets or statements of operations and comprehensive income.

The Company’s valuation methods produce fair values that may not be indicative of net realizable value or future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a materially different estimate of fair value at the reporting date.

    The categorization within the fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels, with Level 1 being the highest and Level 3 the lowest. An asset’s or liability’s categorization within the hierarchy is based on the lowest level of significant input to its valuation.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Level 1—Quoted prices for identical instruments in active markets. The Company generally defines an active market as a market in which trading occurs at significant volumes. Active markets generally are more liquid and have a lower bid-ask spread than an inactive market.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

    There were no transfers from or into Level 3 during the periods presented.

Carried at Fair Value

Fixed-Maturity Securities

The fair value of fixed-maturity securities is generally based on prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. The pricing services prepare estimates of fair value using their pricing models, which take into account: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, industry and economic events and sector groupings. Additional valuation factors that can be taken into account are nominal spreads and liquidity adjustments. The pricing services evaluate each asset class based on relevant market and credit information, perceived market movements, and sector news.

Benchmark yields have in many cases taken priority over reported trades for securities that trade less frequently or those that are distressed trades, and therefore may not be indicative of the market. The extent of the use of each input is dependent on the asset class and the market conditions. The valuation of fixed-maturity securities is more subjective when markets are less liquid due to the lack of market based inputs.

    As of December 31, 2022, the Company used models to price 52 securities. All Level 3 securities were priced with the assistance of independent third parties. The pricing is based on a discounted cash flow approach using the third party’s proprietary pricing models. The models use inputs such as projected prepayment speeds;  severity assumptions; recovery lag assumptions; estimated default rates (determined on the basis of an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); home price appreciation/depreciation rates based on macroeconomic forecasts and recent trading activity. The yield used to discount the projected cash flows is determined by reviewing various attributes of the security including collateral type, weighted average life, sensitivity to losses, vintage, and convexity, in conjunction with market data on comparable securities. Significant changes to any of these inputs could have materially changed the expected timing of cash flows within these securities which is a significant factor in determining the fair value of the securities.
Short-Term Investments

Short-term investments that are traded in active markets are classified as Level 1 as their value is based on quoted market prices. Securities such as discount notes are classified as Level 2 because these securities are typically not actively traded due to their approaching maturity and, as such, their cost approximates fair value.

Other Assets

Committed Capital Securities (CCS)

    The fair value of CCS, which is reported in “other assets” on the consolidated balance sheets, represents the difference between the present value of remaining expected put option premium payments under AGC’s CCS agreement, and the estimated present value that the Company would hypothetically have to pay currently for a comparable security (see Note 10, Note Payable to Affiliate and Credit Facilities). The change in fair value of the AGC CCS is recorded in “fair value gains (losses) on CCS” in the consolidated statements of operations. The estimated current cost of the Company’s CCS is based on

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
several factors, including AGC CDS spreads, LIBOR curve projections, Assured Guaranty's publicly traded debt and the term the securities are estimated to remain outstanding. The AGC CCS are classified as Level 3.

Contracts Accounted for as Credit Derivatives

    The Company’s credit derivatives primarily consist of insured CDS contracts, and also include interest rate swaps that qualify as derivatives under GAAP, which require fair value measurement with changes in the fair value reported in the consolidated statements of operations. The Company did not enter into CDS contracts with the intent to trade these contracts and the Company may not unilaterally terminate a CDS contract absent an event of default or termination event that entitles the Company to terminate such contracts; however, the Company has mutually agreed with various counterparties to terminate certain CDS transactions. In transactions where the counterparty does not have the right to terminate, such transactions were generally terminated for an amount that approximated the present value of future premiums or for a negotiated amount, rather than at fair value.

The terms of the Company’s CDS contracts differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms generally include the absence of collateral support agreements or immediate settlement provisions. In addition, the Company employs relatively high attachment points and does not exit derivatives it sells, except under specific circumstances such as mutual agreements with counterparties. Management considers the non-standard terms of the Company’s credit derivative contracts in determining the fair value of these contracts.

Due to the lack of quoted prices and other observable inputs for its instruments or for similar instruments, the Company determines the fair value of its credit derivative contracts primarily through internally developed, proprietary models that use both observable and unobservable market data inputs. There is no established market where financial guaranty insured credit derivatives are actively traded; therefore, management has determined that the exit market for the Company’s credit derivatives is a hypothetical one based on its entry market. These contracts are classified as Level 3 in the fair value hierarchy as there are multiple unobservable inputs deemed significant to the valuation model, most importantly the Company’s estimate of the value of the non-standard terms and conditions of its credit derivative contracts and how the Company’s own credit spread affects the pricing of its transactions.

The fair value of the Company’s credit derivative contracts represents the difference between the present value of remaining premiums the Company expects to receive and the estimated present value of premiums that a financial guarantor of comparable credit-worthiness would hypothetically charge at the reporting date for the same protection. The fair value of the Company’s credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company’s own credit risk and remaining contractual cash flows. The expected remaining contractual premium cash flows are the most readily observable inputs since they are based on the CDS contractual terms. Credit spreads capture the effect of recovery rates and performance of underlying assets of these contracts, among other factors. Consistent with previous years, market conditions at December 31, 2022 were such that market prices of the Company’s CDS contracts were not available.

Assumptions and Inputs

The various inputs and assumptions that are key to the measurement of the Company’s fair value for CDS contracts are as follows: the gross spread, the allocation of gross spread among the bank profit, net spread and hedge cost, and the weighted average life which is based on debt service schedules. The Company obtains gross spreads on its outstanding contracts from market data sources published by third parties (e.g., dealer spread tables for the collateral similar to assets within the Company’s transactions), as well as collateral-specific spreads provided by or obtained from market sources. The bank profit represents the profit the originator, usually an investment bank, realizes for structuring and funding the transaction; the net spread represents the premiums paid to the Company for the Company’s credit protection provided; and the hedge cost represents the cost of CDS protection purchased by the originator to hedge its counterparty credit risk exposure to the Company.

    The primary sources of information used to determine gross spread include:

•Actual collateral specific credit spreads (if up-to-date and reliable market-based spreads are available).
•Transactions priced or closed during a specific quarter within a specific asset class and specific rating.
•Credit spreads interpolated based upon market indices adjusted to reflect the non-standard terms of the Company’s CDS contracts.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
•Credit spreads extrapolated based upon transactions of similar asset classes, similar ratings, and similar time to maturity.

The rates used to discount future expected premium cash flows ranged from 2.78% to 5.08% at December 31, 2022 and 0.11% to 1.78% at December 31, 2021.

The premium the Company receives is referred to as the “net spread.” The Company’s pricing model takes into account not only how credit spreads on risks that it assumes affect pricing, but also how the Company’s own credit spread affects the pricing of its transactions. The Company’s own credit risk is factored into the determination of net spread based on the impact of changes in the quoted market price for credit protection bought on AGC, as reflected by quoted market prices on CDS referencing AGC. For credit spreads on AGC’s name the Company obtains the quoted price of CDS contracts traded on AGC from market data sources published by third parties. The cost to acquire CDS protection referencing AGC affects the amount of spread on CDS transactions that the Company retains and, hence, their fair value. As the cost to acquire CDS protection referencing AGC increases, the amount of premium the Company retains on a transaction generally decreases.

In the Company’s valuation model, the premium the Company captures is not permitted to go below the minimum rate that the Company would currently charge to assume similar risks. This assumption can have the effect of mitigating the amount of unrealized gains that are recognized on certain CDS contracts. As of December 31, 2022 and December 31, 2021, the use of the minimum premium did not have a significant effect on fair value. The percentage of transactions that price using the minimum premiums fluctuates due to changes in AGC’s credit spreads. In general when AGC’s credit spreads narrow, the cost to hedge AGC’s name declines and more transactions price above previously established floor levels. Meanwhile, when AGC’s credit spreads widen, the cost to hedge AGC’s name increases causing more transactions to price at established floor levels. The Company corroborates the assumptions in its fair value model, including the portion of exposure to AGC hedged by its counterparties, with independent third parties periodically. The implied credit risk of AGC, indicated by the trading level of AGC’s own credit spread, is a significant factor in the amount of exposure to AGC that a bank or transaction hedges. When AGC’s credit spreads widen, the hedging cost of a bank or originator increases. Higher hedging costs reduce the amount of contractual cash flows AGC can capture as premium for selling its protection, while lower hedging costs increase the amount of contractual cash flows AGC can capture.

The amount of premium a financial guaranty insurance market participant can demand is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads assuming all other assumptions remain constant. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, due to the fact that the contractual terms of the Company’s contracts typically do not require the posting of collateral by the guarantor. The extent of the hedge depends on the types of instruments insured and the current market conditions.

A credit derivative liability on protection sold is the result of contractual cash inflows on in-force transactions that are lower than what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the reporting date. If the Company were able to freely exchange these contracts (i.e., assuming its contracts did not contain proscriptions on transfer and there was a viable exchange market), it would realize a loss representing the difference between the lower contractual premiums to which it is entitled and the current market premiums for a similar contract. The Company determines the fair value of its CDS contracts by applying the difference between the current net spread and the contractual net spread for the remaining duration of each contract to the notional value of such contract and discounting such amounts using the LIBOR corresponding to the weighted average remaining life of the contract.

Strengths and Weaknesses of Model

The Company’s credit derivative valuation model, like any financial model, has certain strengths and weaknesses.

The primary strengths of the Company’s CDS modeling techniques are:

•    The model takes into account the transaction structure and the key drivers of market value.
•    The model maximizes the use of market-driven inputs whenever they are available.
•    The model is a consistent approach to valuing positions.

The primary weaknesses of the Company’s CDS modeling techniques are:

•    There is no exit market or any actual exit transactions; therefore, the Company’s exit market is a hypothetical one based on the Company’s entry market.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
•    There is a very limited market in which to validate the reasonableness of the fair values developed by the Company’s model.
•    The markets for the inputs to the model are highly illiquid, which impacts their reliability.
•    Due to the non-standard terms under which the Company enters into derivative contracts, the fair value of its credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market.

FG VIEs’ Assets and Liabilities

FG VIEs include Puerto Rico Trusts, structured finance and other FG VIEs. Assets in the Puerto Rico Trusts, which consist of New Recovery Bonds and CVIs, are classified as Level 2. The Company elected the FVO for the Puerto Rico Trusts’ liabilities and they are classified as Level 3. See “ - Fixed Maturity Securities” above for a description of the fair value methodology for the New Recovery Bonds and CVIs in the Puerto Rico Trusts, which represent the majority of the assets in the Puerto Rico Trusts. For structured finance and other FG VIEs’ assets and liabilities the Company elected the FVO and they are classified as Level 3. The prices are generally determined with the assistance of an independent third party, based on a discounted cash flow approach. The Company records the fair value of structured finance and other FG VIEs’ assets and liabilities based on modeled prices. The Company records the fair value of Puerto Rico Trusts’ liabilities based on quoted prices.

    The fair value of the residential mortgage loan FG VIEs’ assets is generally sensitive to changes in estimated prepayment speeds; estimated default rates (determined on the basis of an analysis of collateral attributes such as: historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); yields implied by market prices for similar securities; and, as applicable, house price depreciation/appreciation rates based on macroeconomic forecasts. Significant changes to some of these inputs could have materially changed the fair value of the FG VIEs’ assets and the implied collateral losses within the transaction. In general, the fair value of the FG VIEs’ assets is most sensitive to changes in the projected collateral losses, where an increase in collateral losses typically could lead to a decrease in the fair value of FG VIEs’ assets, while a decrease in collateral losses typically leads to an increase in the fair value of FG VIEs’ assets.

The third-party utilizes an internal model to determine an appropriate yield at which to discount the cash flows of the security, by factoring in collateral types, weighted-average lives, and other structural attributes specific to the security being priced. The expected yield is further calibrated by utilizing algorithms designed to aggregate market color, received by the independent third-party, on comparable bonds.

The models used to price the FG VIEs’ liabilities (other than the liabilities of the Puerto Rico Trusts) generally apply the same inputs used in determining fair value of FG VIEs’ assets. For those liabilities insured by the Company, the benefit of the Company’s insurance policy guaranteeing the timely payment of debt service is also taken into account. The liabilities of the Puerto Rico Trusts are priced based on the value of the assets in the Puerto Rico Trusts, and the value of the insurance subsidiaries’ financial guaranty policies.

Significant changes to any of the inputs described above could materially change the timing of expected losses within an insured transaction which is a significant factor in determining the implied benefit of the Company’s insurance policy guaranteeing the timely payment of principal and interest for the insured tranches of debt issued by the FG VIEs. In general, extending the timing of expected loss payments by the Company into the future typically could lead to a decrease in the value of the Company’s insurance and a decrease in the fair value of the Company’s FG VIEs’ liabilities with recourse, while a shortening of the timing of expected loss payments by the Company typically could lead to an increase in the value of the Company’s insurance and an increase in the fair value of the Company’s FG VIEs’ liabilities with recourse.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Amounts recorded at fair value in the Company’s financial statements are presented in the tables below.

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2022

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Investments:
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$—	$1,227,007	$45,020	$1,272,027
U.S. government and agencies	—	23,239	—	23,239
Corporate securities	—	353,112	—	353,112
Mortgage-backed securities:
RMBS	—	8,738	6,149	14,887
CMBS	—	26,330	—	26,330
Asset-backed securities	—	5,808	397,125	402,933
Total fixed-maturity securities, available-for-sale	—	1,644,234	448,294	2,092,528
Fixed-maturity securities, trading	—	175,896	—	175,896
Short-term investments	111,452	—	—	111,452
Other invested assets	—	—	790	790
FG VIEs’ assets	—	137,935	31,609	169,544
Other assets (1)	—	—	54,384	54,384
Total assets carried at fair value	$111,452	$1,958,065	$535,077	$2,604,594
Liabilities:
Credit derivative liabilities	$—	$—	$159,498	$159,498
FG VIEs’ liabilities (2)	—	—	338,339	338,339
Total liabilities carried at fair value	$—	$—	$497,837	$497,837

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2021

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Investments:
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$—	$1,362,677	$69,391	$1,432,068
U.S. government and agencies	—	25,003	—	25,003
Corporate securities	—	443,462	—	443,462
Mortgage-backed securities:
RMBS	—	12,423	9,226	21,649
CMBS	—	30,663	—	30,663
Asset-backed securities	—	7,272	437,211	444,483
Total fixed-maturity securities, available-for-sale	—	1,881,500	515,828	2,397,328
Fixed-maturity securities, trading	—	30	—	30
Short-term investments	231,374	—	—	231,374
Other invested assets	—	—	1,136	1,136
FG VIEs’ assets	—	—	30,586	30,586
Other assets (1)	—	—	42,156	42,156
Total assets carried at fair value	$231,374	$1,881,530	$589,706	$2,702,610
Liabilities:
Credit derivative liabilities	$—	$—	$153,799	$153,799
FG VIEs’ liabilities (2)	—	—	28,495	28,495
Total liabilities carried at fair value	$—	$—	$182,294	$182,294
____________________
(1)    Includes credit derivative assets and CCS.
(2)    Includes FG VIEs' liabilities, at fair value with recourse of $336.4 million and $26.1 million as of December 31, 2022 and December 31, 2021, respectively, and without recourse of $1.9 million and $2.4 million as of December 31, 2022 and December 31, 2021, respectively.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Changes in Level 3 Fair Value Measurements

The tables below present a roll forward of the Company’s Level 3 financial instruments carried at fair value on a recurring basis during the years ended December 31, 2022 and 2021.

Roll Forward of Level 3 Assets and Liabilities
at Fair Value on a Recurring Basis
Year Ended December 31, 2022

	Fixed-Maturity Securities, Available-for-Sale										Credit Derivative Asset (Liability), net (4)
	Obligations of State and Political Subdivisions		RMBS		Asset- Backed Securities		FG VIEs’ Assets		Other (6)				FG VIEs’ (Liabilities) (7)
	(in thousands)
Fair value as of December 31, 2021	$69,391		$9,226		$437,211		$30,586		$13,914		$(124,421)		$(28,495)
Total pre-tax realized and unrealized gains (losses) recorded in
Net income (loss)	715	(1)	410	(1)	4,028	(1)	8,990	(2)	11,748	(3)	(6,976)	(5)	5,599	(2)
Other comprehensive income (loss)	(12,109)		(1,456)		(25,383)		—		—		—		537
Purchases	—		—		8,065		—		—		—		—
Sales	—		—		(6,030)		—		—		—		—
Settlements	(12,977)		(2,031)		(20,766)		(14,657)		—		1,411		44,902
Consolidations	—		—		—		21,726		—		—		(376,252)
Deconsolidations	—		—		—		(15,036)		—		—		15,370
Fair value as of December 31, 2022	$45,020		$6,149		$397,125		$31,609		$25,662		$(129,986)		$(338,339)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2022 included in:
Earnings							$8,784	(2)	$11,748	(3)	$(6,136)	(5)	$27,937	(2)
OCI	$(12,856)		$(1,350)		$(24,342)								$537

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Roll Forward of Level 3 Assets and Liabilities
at Fair Value on a Recurring Basis
Year Ended December 31, 2021

	Fixed-Maturity Securities, Available-for-Sale										Credit Derivative Asset (Liability), net (4)
	Obligations of State and Political Subdivisions		RMBS		Asset- Backed Securities		FG VIEs’ Assets		Other (6)				FG VIEs’ (Liabilities) (7)
	(in thousands)
Fair value as of December 31, 2020	$67,297		$11,437		$430,496		$38,811		$29,261		$(78,170)		$(38,029)
Total pre-tax realized and unrealized gains (losses) recorded in
Net income (loss)	5,656	(1)	474	(1)	15,000	(1)	5,123	(2)	(15,347)	(3)	(52,047)	(5)	(2,412)	(2)
Other comprehensive income (loss)	1,179		199		(3,806)		—		—		—		121
Purchases	—		—		44,141		—		—		—		—
Sales	(2,767)		—		(10,653)		—		—		—		—
Settlements	(1,974)		(2,884)		(37,967)		(13,348)		—		5,796		11,825
Fair value as of December 31, 2021	$69,391		$9,226		$437,211		$30,586		$13,914		$(124,421)		$(28,495)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2021 included in:
Earnings							$5,581	(2)	$(15,347)	(3)	$(63,986)	(5)	$(2,025)	(2)
OCI	$1,581		$262		$(5,809)								$121
____________________
(1)    Included in “net realized investment gains (losses)” and “net investment income”.
(2)    Included in “fair value gains (losses) on FG VIEs”.
(3)    Reported in “fair value gains (losses) on CCS” and “other income (loss)”.
(4)    Represents the net position of credit derivatives. Credit derivative assets (reported in “other assets”) and credit derivative liabilities (presented as a separate line item) are shown as either assets or liabilities in the consolidated balance sheets based on net exposure by transaction.
(5)    Reported in “fair value gains (losses) on credit derivatives”.
(6)    Includes CCS and other invested assets.
(7)    Includes FG VIEs’ liabilities with recourse and FG VIEs’ liabilities without recourse.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Level 3 Fair Value Disclosures

Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2022

Financial Instrument Description (1)	Fair Value Assets (Liabilities) (in thousands)	Significant Unobservable Inputs	Range			Weighted Average as a Percentage of Current Par Outstanding
Investments: (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$45,020	Yield	7.4%	-	8.6%	7.7%
RMBS	6,149	CPR	3.8%	-	16.1%	13.2%
		CDR	1.5%	-	12.0%	8.3%
		Loss severity	50.0%	-	125.0%	89.5%
		Yield	8.4%	-	10.2%	9.6%
Asset-backed securities:
Life insurance transactions	311,491	Yield	11.3%
CLOs	62,027	Discount Margin	1.9%	-	3.9%	2.7%
Others	23,607	Yield	7.4%	-	12.9%	12.8%
FG VIEs’ assets	31,609	CPR	3.9%	-	20.4%	9.3%
		CDR	1.3%	-	12.0%	8.8%
		Loss severity	75.0%	-	100.0%	81.6%
		Yield	8.1%	-	9.4%	6.1%
Other assets	24,872	Implied yield	8.4%
		Term (years)	10 years
Credit derivative (liabilities), net	(129,986)	Hedge cost (in basis points (bps))	11.5%	-	25.2%	15.7%
		Bank profit (in bps)	51.0	-	270.5	118.4
		Internal credit rating	AAA	-	CCC	AA
FG VIEs’ (liabilities)	(338,339)	CPR	3.9%	-	20.4%	1.5%
		CDR	1.3%	-	12.0%	1.4%
		Loss severity	75.0%	-	100.0%	12.8%
		Yield	4.8%	-	8.1%	5.6%
___________________
(1)    Discounted cash flow is used as the primary valuation technique for all financial instruments listed in this table.
(2)    Excludes an investment recorded in “other invested assets” with fair value of $0.8 million.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2021

Financial Instrument Description (1)	Fair Value Assets (Liabilities) (in thousands)	Significant Unobservable Inputs	Range			Weighted Average as a Percentage of Current Par Outstanding
Investments: (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$69,391	Yield	4.4%	-	24.5%	5.8%
RMBS	9,226	CPR	0.0%	-	22.7%	18.4%
		CDR	2.0%	-	12.0%	8.1%
		Loss severity	50.0%	-	125.0%	89.0%
		Yield	3.8%	-	5.6%	5.1%
Asset-backed securities:
Life insurance transactions	334,392	Yield	5.0%
CLO	65,110	Discount Margin	0.8%	-	2.9%	1.6%
Others	37,709	Yield	3.2%	-	7.9%	7.9%
FG VIEs’ assets	30,586	CPR	6.1%	-	16.0%	11.2%
		CDR	1.6%	-	12.0%	10.2%
		Loss severity	75.0%	-	100.0%	93.5%
		Yield	3.2%	-	5.3%	4.6%
Other assets	12,778	Implied yield	3.3%
		Term (years)	10 years
Credit derivative (liabilities), net	(124,421)	Year 1 loss estimates	0.0%	-	85.8%	0.2%
		Hedge cost (in bps)	8.0	-	37.1	12.6
		Bank profit (in bps)	0.0	-	187.8	75.7
		Internal floor (in bps)	8.8
		Internal credit rating	AAA	-	CCC	AA
FG VIEs’ (liabilities)	(28,495)	CPR	6.1%	-	16.0%	11.2%
		CDR	1.6%	-	12.0%	10.2%
		Loss severity	75.0%	-	100.0%	93.5%
		Yield	1.8%	-	4.6%	3.2%
___________________
(1)    Discounted cash flow is used as the primary valuation technique for all financial instruments listed in this table.
(2)    Excludes an investment recorded in “other invested assets” with fair value of $1.1 million.

Not Carried at Fair Value

Financial Guaranty Insurance Contracts

Fair value is based on management’s estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company’s in-force book of financial guaranty insurance business. It is based on a variety of factors that may include pricing assumptions management has observed for portfolio transfers, commutations, and acquisitions that have occurred in the financial guaranty market, and also includes adjustments for stressed losses, ceding commissions and return on capital. The Company classified the fair value of financial guaranty insurance contracts as Level 3.

Loan Receivable from Parent

    The fair value of the loan receivable from parent was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the loans receivable was classified as Level 3.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

Note Payable to Affiliate

The fair value of the Company’s note payable to AGM is determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the note payable to AGM was classified as Level 3.

The carrying amount and estimated fair value of the Company’s financial instruments not carried at fair value are presented in the following table.

Fair Value of Financial Instruments Not Carried at Fair Value

	As of December 31, 2022		As of December 31, 2021
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Assets (liabilities):
Loan receivable from parent	$87,500	$83,439	87,500	96,614
Financial guaranty variable interest entities’ assets	6,894	6,894	—	—
Other assets (including other invested assets) (1)	24,404	24,404	76,941	76,941
Financial guaranty insurance contracts (2)	(125,234)	(59,567)	(378,075)	(494,455)
Financial guaranty variable interest entities’ liabilities	(57,108)	(57,108)	—	—
Note payable to affiliate	(300,000)	(278,559)	(300,000)	(333,887)
____________________
(1)    Includes accrued interest, receivable for an unsettled sale of a portion of the Puerto Rico salvage and subrogation recoverable, and receivables for securities sold, for which carrying value approximates fair value.
(2)    Carrying amount includes the assets and liabilities related to financial guaranty insurance contract premiums, losses, and salvage and subrogation and other recoverables net of reinsurance.

10.    Note Payable to Affiliate and Credit Facilities

Accounting Policy

The note payable to affiliate was recorded at its principal amount. There was no discount or premium at the time of issuance of the note.

Note Payable to Affiliate

    On December 18, 2009, AGC issued a surplus note with a principal amount of $300 million to AGM. This note payable to affiliate carries a simple interest rate of 3.5% per annum and matures on December 31, 2029. Principal is payable at the option of AGC prior to the final maturity of the note in 2029 and interest is payable on the note annually in arrears as of December 31st of each year, commencing December 31, 2010. Payments of principal and interest are subject to AGC having policyholders’ surplus in excess of statutory minimum requirements after such payment and to prior written approval by the Maryland Insurance Administration (MIA). AGC has paid all scheduled due and accrued interest on the surplus note since issuance.

Committed Capital Securities

AGC has entered into put agreements with four separate custodial trusts allowing AGC to issue an aggregate of $200 million of non-cumulative redeemable perpetual preferred securities to the trusts in exchange for cash. Each custodial trust was created for the primary purpose of issuing $50 million face amount of CCS, investing the proceeds in high-quality assets and entering into put options with AGC. The Company does not consider itself to be the primary beneficiary of the trusts and the trusts are not consolidated in the Company's financial statements.

The trusts provide AGC access to new equity capital at its sole discretion through the exercise of the put options. Upon AGC's exercise of its put option, the relevant trust will liquidate its portfolio of eligible assets and use the proceeds to purchase

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
the AGC preferred stock. AGC may use the proceeds from its sale of preferred stock to the trusts for any purpose, including the payment of claims. The put agreements have no scheduled termination date or maturity. However, each put agreement will terminate if (subject to certain grace periods) specified events occur. AGC continues to have the ability to exercise its put options and cause the related trusts to purchase its preferred stock.

Prior to 2008, the amounts paid on the CCS were established through an auction process. All of those auctions failed in 2008, and the rates paid on the CCS increased to their maximum. The annualized rate on the AGC CCS is one-month LIBOR plus 250 bps.

See Note 9, Fair Value Measurement, –Other Assets–Committed Capital Securities, for a discussion of the fair value measurement of the CCS.

Short-Term Loan Facility

On February 3, 2022, the Company entered into a secured short-term loan facility with a major financial institution to partially fund gross payments in connection with the resolution of a portion of its Puerto Rico exposures. See Note 2, Outstanding Exposure. The short-term loan facility permitted the Company to borrow up to $80 million for up to thirty days to fund insurance claims to be paid by the Company in connection with its Puerto Rico exposures. The one month component bore interest at 1.10% per annum. The ability of the Company to borrow under the facility has expired.

11.    Income Taxes

The Company files its U.S. federal tax return as a part of the consolidated group for Assured Guaranty US Holdings Inc. (AGUS), its direct parent holding company. Each member of the AGUS consolidated tax group is part of a tax sharing agreement and pays or receives its proportionate share of the consolidated regular federal tax liability for the group as if each company filed on a separate return basis.

Accounting Policy

The provision for income taxes consists of an amount for taxes currently payable and an amount for deferred taxes. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized.
Non-interest-bearing tax and loss bonds are purchased in the amount of the tax benefit that results from deducting statutory basis contingency reserves as provided under Internal Revenue Code Section 832(e). The Company records the purchase of tax and loss bonds in deferred taxes.

The Company recognizes tax benefits only if a tax position is “more likely than not” to prevail.

Deferred and current tax assets and liabilities are reported in “other assets” or “other liabilities” on the consolidated balance sheets.

Tax Assets (Liabilities)

Deferred and Current Tax Assets (Liabilities)

	As of December 31,
	2022	2021
	(in thousands)
Net deferred tax assets (liabilities)	$49,491	$24,195
Net current tax assets (liabilities)	(3,228)	(718)

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Components of Net Deferred Tax Assets (Liabilities)

	As of December 31,
	2022	2021
	(in thousands)
Deferred tax assets:
Net operating loss	$54,517	$63,328
Unearned premium reserves, net	12,106	44,789
Net unrealized investment losses	28,398	—
Depreciation	24,247	19,135
Unrealized losses on credit derivatives, net	7,631	4,134
Other	3,432	609
Total deferred tax assets	130,331	131,995

Deferred tax liabilities:
Loss and LAE reserve	54,890	48,817
Net unrealized investment gains	—	25,672
Investments	15,088	29,078
Other	10,862	4,233
Total deferred tax liabilities	80,840	107,800
Net deferred tax assets (liabilities)	$49,491	$24,195

Valuation Allowance

During 2020, the Company reduced its valuation allowance from $12.8 million as of December 31, 2019 to zero as of December 31, 2020 due to the expiration of the foreign tax credit from previous acquisitions. There were no changes in the valuation allowance during 2022 and 2021.

The Company came to the conclusion that it is more likely than not that the remaining deferred tax assets will be fully realized after weighing all positive and negative evidence available as required under GAAP. The positive evidence that was considered included the cumulative income the Company has earned over the last three years, and the significant unearned premium income to be included in taxable income. The positive evidence outweighs any negative evidence that exists. As such, the Company believes that no valuation allowance is necessary in connection with the remaining deferred tax assets. The Company will continue to analyze the need for a valuation allowance on a quarterly basis.

Changes in market conditions during 2022, including rising interest rates, resulted in the recording of deferred tax assets related to net unrealized tax capital losses. When assessing recoverability of these deferred tax assets, the Company considers the ability and intent to hold the underlying securities to recovery in value, if necessary, as well as other factors as noted above. As of December 31, 2022, based on all available evidence, including capital loss carryback capacity, the Company concluded that the deferred tax assets related to the unrealized tax capital losses on the available-for-sale securities portfolios are, more likely than not, expected to be realized.

Provision for Income Taxes

    The effective tax rates reflect the proportion of income recognized by AGC and each of its subsidiaries, with AGC taxed at the U.S. marginal corporate income tax rate of 21%.

    A reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions is presented below.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Effective Tax Rate Reconciliation

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Expected tax provision (benefit)	$36,803	$29,712	$25,458
Tax-exempt interest	(4,711)	(6,787)	(5,782)
Change in liability for uncertain tax positions	—	—	(2,239)
Other	(789)	(1,329)	(2,365)
Total provision (benefit) for income taxes	$31,303	$21,596	$15,072
Effective tax rate	17.9%	15.3%	12.4%

The expected tax provision (benefit) is calculated as the sum of pre-tax income multiplied by the statutory tax rate of the jurisdiction by which it will be taxed.

Audits

As of December 31, 2022, AGUS had open tax years with the U.S. Internal Revenue Service (IRS) for 2018 forward and is currently under audit for the 2018 and 2019 tax years.

Uncertain Tax Positions

The Company’s policy is to recognize interest related to uncertain tax positions in income tax expense and has accrued zero for full years 2022 and 2021 and $21 thousand for 2020. As of both December 31, 2022 and 2021, the Company had accrued zero of interest.

The total amount of reserves for unrecognized tax positions, including accrued interest, that would affect the effective tax rate, if recognized, was zero as of December 31, 2022, 2021 and 2020. In 2020, unrecognized tax positions were decreased by $1.9 million to zero as a result of settlement of positions taken during the prior period.

12.    Insurance Company Regulatory Requirements

    The following table summarizes the policyholder’s surplus and net income amounts reported to the MIA for AGC. The discussion that follows describes the basis of accounting and differences to GAAP.
Insurance Regulatory Amounts Reported

	Policyholders’ Surplus		Net Income (Loss)
	As of December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
	(in thousands)
AGC (1)	$1,916,078	$2,069,827	$61,706	$281,955	$73,075
____________________
(1)     Policyholders’ surplus is net of contingency reserves of $346.9 million and $348.1 million as of December 31, 2022 and December 31, 2021, respectively.

Basis of Regulatory Financial Reporting

    The Company's ability to pay dividends depends, among other things, upon its financial condition, results of operations, cash requirements, compliance with rating agency requirements, and is also subject to restrictions contained in the insurance laws and related regulations of its state of domicile and other states. Financial statements prepared in accordance with accounting practices prescribed or permitted by local insurance regulatory authorities differ in certain respects from GAAP.

AGC is a Maryland domiciled insurance company. AGC prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners (NAIC) and the MIA. Prescribed statutory accounting practices (SAP) are set forth in the NAIC Accounting Practices and Procedures Manual. The Company has no permitted accounting practices on a statutory basis.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
GAAP differs in certain significant respects from the U.S. insurance companies’ statutory accounting practices prescribed or permitted by insurance regulatory authorities. The principal differences result from the statutory accounting practices listed below.

•Upfront premiums are earned upon expiration of risk and installment premiums are earned on a pro-rata basis over the installment period, rather than in proportion to the amount of insurance protection provided under GAAP. The timing of premium accelerations may also differ between statutory and GAAP. Under GAAP, premiums are accelerated only upon the legal defeasance of an insured obligation, whereas statutory premiums may be accelerated earlier if an insured obligation is economically defeased prior to legal defeasance.

•Acquisition costs are charged to expense as incurred rather than expensed over the period that the related premiums are earned under GAAP. Ceding commission income is earned immediately except for amounts in excess of acquisition costs, which are deferred, rather than fully deferred under GAAP.

•A contingency reserve is established according to applicable insurance laws, whereas no such reserve is required under GAAP.

•Certain assets designated as “non-admitted assets” are charged directly to statutory surplus, rather than reflected as assets under GAAP.

•Investments in subsidiaries are carried on the balance sheet on the equity basis, to the extent admissible, rather than consolidated with the parent under GAAP.

•The amount of admitted deferred tax assets are subject to an adjusted surplus threshold and subject to a limitation calculated in accordance with statutory accounting principles. Under GAAP there is no non-admitted asset determination, rather a valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized.

•Insured credit derivatives are accounted for as insurance contracts rather than accounted for as derivative contracts that are measured at fair value under GAAP.

•Bonds are reported at either amortized cost or the lower of amortized cost or fair value, rather than classified as available-for-sale or trading securities and carried at fair value under GAAP.

•The impairment model for fixed-maturity debt securities classified as available-for-sale under GAAP differs from the statutory impairment model. Under SAP, debt securities that have been determined to be other-than-temporarily impaired, are written down to fair value or the present value of cash flows. Under GAAP, an allowance for credit losses is established, and can be reversed for subsequent increases in expected cash flows.

•Insured obligations of VIEs, where the Company is deemed the primary beneficiary, are accounted for as insurance contracts. Under GAAP, such VIEs are consolidated and any transactions with the Company are eliminated.

•Surplus notes are recognized as surplus and each payment of principal and interest is recorded only upon approval of the insurance regulator rather than as liabilities with periodic accrual of interest under GAAP.

•Acquisitions are accounted for as either statutory purchases or statutory mergers, rather than under the purchase method under GAAP.

•Losses are discounted at pre-tax book yields, and recorded when there is a significant credit deterioration on specific insured obligations and the obligations are in default or default is probable. Under GAAP, expected losses are discounted at the risk free rate at the end of each reporting period and are recorded only to the extent they exceed deferred premium revenue.

•The present value of contractual or expected installment premiums and commissions are not recorded on the balance sheet as they are under GAAP.

•The put options in CCS are not accounted for as derivatives as they are under GAAP.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued

•Foreign denominated unearned premiums reserve is remeasured at current exchange rates. rather than carried at historical rates under GAAP.

Dividend Restrictions and Capital Requirements

    Under Maryland’s insurance law, AGC may, with prior notice to the Maryland Insurance Administration Commissioner, pay an ordinary dividend in an amount that, together with all dividends paid in the prior 12 months, does not exceed the lesser of 10% of its policyholders’ surplus (as of the prior December 31) or 100% of its adjusted net investment income during that period. The maximum amount available during 2023 for AGC to distribute as ordinary dividends is approximately $101.6 million. Of such $101.6 million, approximately $19.7 million is available for distribution in the first quarter of 2023.

The Company paid dividends of $206.9 million, $94.1 million and $166.0 million to AGUS during the years ended December 31, 2022, 2021 and 2020, respectively.

13.    Related Party Transactions

Guaranties or Contingencies for Related Parties

AGC had issued financial guaranty policies guaranteeing the obligations of its affiliate, AG Financial Products Inc. (AGFP), to various third‑party beneficiaries under credit default swap agreements. Pursuant to its financial guaranty policy, AGC is obligated to pay the beneficiary named in the policy, upon receipt of a claim as contemplated thereby, amounts that become due for payment by AGFP in the event of a payment default by AGFP under the applicable credit default swap agreement. AGC may have a payment obligation to the beneficiary so long as there are outstanding transactions between AGFP and the beneficiary under the International Swaps and Derivative Association, Inc. master agreement entered into by the parties. Pursuant to its financial guaranty policy, AGC is fully subrogated to the rights of the beneficiary to the extent of payment by AGC under such policy. The financial guaranty policies are non-cancelable for any reason, including by reason of non-payment of premium.

In consideration of the issuance of the financial guaranty policy, AGFP agrees to pay AGC premium pursuant to a premium agreement. Pursuant to the premium agreement, AGFP also agrees to pay the fees and expenses of AGC in connection with the issuance of the financial guaranty insurance policy and the performance of its obligations under such policy. Under such premium agreement, AGC is fully subrogated to AGFP’s rights (including its right to receive payments) under the underlying agreement to the extent that AGC makes payments pursuant to the financial guaranty policy.

Reinsurance and Support Agreements

AGC’s Support Agreements in Respect of AGUK

    AGC and AGUK implemented in 2021 a co-guarantee structure pursuant to which (i) AGUK directly guarantees a specified portion of the obligations issued in a particular non-public finance transaction rather than guaranteeing 100% of the issued obligations; (ii) AGC directly guarantees the balance of the guaranteed obligations; and (iii) AGC also provides a second-to-pay guarantee for AGUK’s portion of the guaranteed obligations (Non-Public Finance Co-Guarantee Structure). The current co-guarantee split for non-public finance business, is 15% AGUK and 85% AGC.

Separate and apart from the Non-Public Finance Co-Guarantee Structure, AGC provides support to AGUK through a quota share reinsurance agreement (the AGC Reinsurance Agreement) pursuant to which AGC generally reinsures 90% - 100% of certain legacy policies that are currently part of AGUK’s insured portfolio. The AGC Reinsurance Agreement has no application to new business written by AGUK. The AGC Reinsurance Agreement imposes a collateral requirement on AGC pursuant to which AGC’s required collateral is 102% of the sum of AGC’s assumed share of the following for the legacy policies described above: (a) AGUK’s unearned premium reserve (net of AGUK’s reinsurance premium payable to AGM); (b) AGUK’s provisions for unpaid losses and allocated loss adjustment expenses (net of any salvage recoverable), and (c) any unexpired risk provisions of AGUK, in each case (a) - (c) as calculated by AGUK in accordance with U.K. GAAP. AGC also posts as collateral its share of AGUK-guaranteed (originally Assured Guaranty (UK) plc-guaranteed) triple-X insurance bonds that have been purchased by AGC for loss mitigation.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
AGC’s Support Agreements in Respect of AGE

Effective July 1, 2021, AGC and AGE entered into a Non-Public Finance Business Reinsurance Agreement pursuant to which AGC provides AGE with 90% proportional reinsurance for any non-public finance business written by AGE.

Also, as part of a contingency plan implemented by the Assured Guaranty group in relation to the U.K.’s departure from the Europe Union, policies written by AGUK that partially or exclusively cover risks in the European Economic Area (EEA) (the EEA Policies) were transferred effective October 1, 2020 to AGE, pursuant to an insurance business transfer scheme in accordance with Part VII of the Financial Services and Markets Act 2000 (the Brexit Part VII Transfer). AGC is party to a quota share reinsurance agreement with AGE (Transferred Business Reinsurance Agreement) pursuant to which AGC provides AGE with the same reinsurance on the transferred EEA Policies as AGC previously provided to Assured Guaranty (UK) plc prior to the Brexit Part VII Transfer.

AGC secures its quota share reinsurance obligations to AGE under the agreements described above by depositing collateral in accounts maintained by an EEA financial institution and pledging such accounts to AGE under French law. The measure of AGC’s required collateral for AGE is generally the same as the measure of its collateral for AGUK, except that AGE’s is determined in accordance with French (versus U.K.) GAAP.

Management, Service Contracts or Cost Sharing Arrangements

The Company and various of its affiliates are parties to the Third Amended and Restated Service Agreement, effective as of January 1, 2020 (as amended, the Group Service Agreement).  The Company's affiliate, AG US Group Services Inc. (AG Services), a Delaware corporation, acts as the payroll company and employer for U.S. personnel, and the central, dedicated service provider within the Assured Guaranty group. Under the Group Service Agreement, AG Services' employees make available to its Bermuda, U.S., U.K. and French affiliates, as applicable, equipment, insurance, reinsurance and such other services, including actuarial, marketing, underwriting, claims handling, surveillance, legal, corporate secretarial, information technology, human resources, accounting, tax, financial reporting and investment planning services.  In addition, under the Group Service Agreement the Company makes available to its affiliates the use of certain equipment and office space leased by its New York affiliate, AGM. Expenses under the Group Service Agreement are allocated directly where appropriate and, where not appropriate, based upon an allocation of employee time and corresponding office overhead.  The agreement provides for pre-funding by affiliates who are the largest consumers of group services and inter-company allocation of expenses. The agreement also provides for quarterly settlements and an express right of offset with regard to amounts owing between parties under the Group Service Agreement and other agreements between such parties.

AGC and Assured Guaranty Finance Overseas Ltd. (AGFOL) are parties to an arranging agreement pursuant to which AGFOL introduces non-public finance transactions to AGC so that AGC may consider whether it would provide a financial guarantee for a proposed transaction together with AGUK under their co-insurance structure.  The arranging agreement provides for the payment of fees by AGC to AGFOL on a cost basis, except with respect to U.K. office rent and overhead, which is on a cost plus basis.

The Company and various of its affiliates entered into a Service Agreement with AssuredIM, effective as of June 1, 2020 (the Service Agreement). Pursuant to such Service Agreement, AssuredIM provides services including, but not limited to, general corporate strategy, risk management, systems, information technology, human resources, finance, legal, marketing, and administration services. In exchange for the services provided by AssuredIM under the Service Agreement, the Company will pay a fee equal to its allocation of AssuredIM employee time and corresponding costs and expenses.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The following table summarizes the allocated expenses from affiliated companies under the expense sharing agreements.

Expenses Allocated From Affiliated Companies

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Affiliated companies:
AG Services	$45,186	$47,373	$46,030
AGL	418	—	1,466
AssuredIM	1,178	1,707	1,728
Total	$46,782	$49,080	$49,224

The following table summarizes the amounts due (to) from affiliated companies primarily under the expense sharing agreements.

Amounts Due To (From) Affiliated Companies

	As of December 31,
	2022	2021
	(in thousands)
Affiliated companies:
AG Services	$17,950	$19,145
AGM	3,131	2,727
AssuredIM	792	437
AGL	871	—
Other	123	(334)
Total	$22,867	$21,975

Note Payable to Affiliate

See Note 10, Note Payable to Affiliate and Credit Facilities.

Reinsurance Agreements

    The Company cedes business to and assumes business from affiliated entities under certain reinsurance agreements, including as described above under the header “Reinsurance and Support Agreements”. In addition, effective July 1, 2021, AGC and AGM entered into a reinsurance treaty pursuant to which AGM will cede to AGC a minimum 10% quota share of each policy written or assumed by AGM insuring public finance business. The Company also routinely cedes a proportionate share of new business to Assured Guaranty Re. Ltd (AG Re) under a whole account quota share reinsurance agreement effective January 1, 2007, amended as of October 1, 2010. The proportionate share cessions to AG Re range from 15% to 40%. See below for material related party reinsurance balances.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The following table summarizes the affiliated components of each balance sheet item, where applicable.

	As of December 31,
	2022		2021
	AGM, AGUK and AGE	AG Re	AGM, AGUK and AGE	AG Re
	(in thousands)
Assets:
Premiums receivable, net of commissions payable	$32,794	$—	$26,069	$—
Ceded unearned premium reserve	—	185,670	—	191,336
Reinsurance recoverable on unpaid losses	—	158,570	—	150,239
Salvage and subrogation recoverable	26,298	—	94,967	—
Net credit derivative assets (liabilities) (1)	(53)	28,770	(1,447)	28,298
Other assets
Assumed funds held	16,510	—	1,299	—
Reinsurance recoverable on paid losses	63,467	3,428	—	926
Liabilities:
Unearned premium reserve	105,492	—	91,283	—
Loss and loss adjustment expense reserve	40,133	—	40,067	—
Reinsurance balances payable, net
Ceded premium payable, net of ceding commission	—	102,618	—	107,185
Ceded salvage and subrogation recoverable	—	8,685	—	25,793
Reinsurance loss payable	33,606	22,934	17	—
Other liabilities
Ceded funds held	—	45,384	—	45,202
Deferred ceding commissions	(20,819)	53,509	(13,185)	55,087
Other information:
Assumed par outstanding	6,283,463	—	4,369,866	—
Ceded par outstanding	—	8,121,740	—	8,494,508
____________________
(1)    Represents a net asset or liability position based on counterparty exposure.

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
The following table summarizes the affiliated components of each statement of operations line item, where applicable.

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Revenues:
Net earned premiums
AG Re	$(19,372)	$(19,501)	$(30,829)
AGM, AGUK and AGE	33,092	14,845	15,832
MAC	—	(830)	(6,554)
Fair value gains (losses) on credit derivatives
AG Re	1,859	9,049	(5,868)
AGM, AGUK and AGE	1,847	(1,354)	133
AGFP	711	2,003	1,579
Foreign exchange gains (losses) on remeasurement (1)
AG Re	2,539	217	(881)
AGM, AGUK and AGE	(1,539)	(351)	625
Commutation gains (losses)
AGM, AGUK and AGE	(174)	(73)	—
MAC	—	7,260	—
Other income (loss) (2)
AG Re	3,638	(1,720)	(130)
AGM, AGUK and AGE	(841)	854	375
Expenses:
Loss and LAE (recoveries)
AG Re	(1,583)	16,132	(61,377)
AGM and AGUK	9,487	10,553	(3,285)
MAC	—	4	(7)
Other expenses
Commissions incurred (earned)
AG Re	(5,580)	(5,670)	(9,015)
AGM, AGUK and AGE	1,530	1,616	656
____________________
(1)    Relates to foreign exchanges gains (losses) on remeasurement of premiums receivable, net of reinsurance.
(2)    Consists of change in funds held and certain loss mitigation recoveries.

Loan Receivable from Parent

Accounting Policy

The loan receivable from parent was recorded at its principal amount. There was no discount or premium at the time of issuance of the loan.

Loan to Assured Guaranty US Holdings Inc.

    On October 1, 2019 AGC made a 10 year, 3.5% interest rate inter-company loan to AGUS totaling $87.5 million to fund the acquisition of BlueMountain Capital Management, LLC and the related capital contributions. The Company recognized $3.1 million of interest income in each of the years ended December 31, 2022, 2021 and 2020. Interest is payable by AGUS annually in arrears on each anniversary of the note, commencing on October 1, 2020. Interest accrues daily and is computed on a basis of a 360 day year from October 1, 2019 until the date on which the principal amount is paid in full. AGUS will pay 20% of the original principal amount of each note on the sixth, seventh, eighth, and ninth anniversaries. The remaining 20% of the original principal amount and all accrued and unpaid interest will be paid on the maturity date. AGUS has the right

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
to prepay the principal amount of the notes in whole or in part at any time, or from time to time, without payment of any premium or penalty.

Investment Management Expenses

A portion of the Company's invested assets is managed by investment managers, some of which are related parties to AGL, and AssuredIM. See Note 7, Investments and Cash, for additional information. The investment management expenses from transactions with these related parties for the years ended December 31, 2022, 2021 and 2020 were $0.7 million, $0.8 million and $0.8 million, respectively.

AGAS Ownership and MAC Transaction

On October 18, 2019, AGM, AGC and MAC (the U.S. Insurers) initially capitalized AGAS with $500 million of cash ($275 million from AGM, $175 million from AGC and $50 million from MAC). On March 11, 2021, the U.S. Insurers entered into a subscription agreement with AGAS, pursuant to which the U.S. Insurers will contribute to AGAS, in proportion to their existing ownership interests in AGAS, up to an additional $250 million in the aggregate (i.e., $87.5 million (35%) by AGC, $137.5 million (55%) by AGM and $25 million (10%) by MAC), over a nearly two-year period (through December 31, 2022). Subsequently, on April 1, 2021, MAC merged with and into AGM, with AGM as the surviving company, as described in Note 1, Business and Basis of Presentation. Accordingly, AGM, as MAC’s legal successor, acquired MAC’s ownership interests in AGAS, such that on and after the effective date of the merger, the members and owners of AGAS are AGM (65%) and AGC (35%). Additionally, AGM, as MAC’s legal successor, succeeded to MAC’s obligations under the subscription agreement.

14.    Commitments and Contingencies

Legal Proceedings

Lawsuits arise in the ordinary course of the Company’s business. It is the opinion of the Company’s management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company’s results of operations or liquidity in a particular quarter or year.

In addition, in the ordinary course of their respective businesses, the Company and its affiliates are involved in litigation with third parties to recover insurance losses paid in prior periods or prevent or reduce losses in the future. For example, the Company is involved in a number of legal actions in the Federal District Court for Puerto Rico to enforce or defend its rights with respect to the obligations it insures of Puerto Rico and various of its related authorities and public corporations. See “Exposure to Puerto Rico” section of Note 2, Outstanding Exposure, for a description of such actions. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s results of operations in that particular quarter or year.

    The Company also receives subpoenas and interrogatories from regulators from time to time.

Accounting Policy

    The Company establishes accruals for litigation and regulatory matters to the extent it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated and discloses such amounts if material to the financial position of the Company. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but if the matter is material, it would be disclosed below. The Company reviews relevant information with respect to its litigation and regulatory matters on a quarterly basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

Litigation

On November 28, 2011, Lehman Brothers International (Europe) (in administration) (LBIE) sued AGFP, an affiliate of AGC which in the past had provided credit protection to counterparties under CDS. AGC acts as the credit support provider of AGFP under these CDS. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the Court), asserted a claim for breach of the implied covenant of good faith and fair dealing based on AGFP’s termination in December

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
2008 of nine credit derivative transactions between LBIE and AGFP and asserted claims for breach of contract and breach of the implied covenant of good faith and fair dealing based on AGFP’s termination in July 2008 of 28 other credit derivative transactions between LBIE and AGFP and AGFP’s calculation of the termination payment in connection with those 28 other credit derivative transactions. Following defaults by LBIE, AGFP properly terminated the transactions in question in compliance with the agreement between AGFP and LBIE, and calculated the termination payment properly. AGFP has calculated that LBIE owes AGFP approximately $4 million for the claims which were dismissed (as described below) and approximately $21 million in connection with the termination of the other credit derivative transactions, whereas LBIE asserted in the complaint that AGFP owes LBIE a termination payment of approximately $1.4 billion. AGFP filed a motion to dismiss the claims for breach of the implied covenant of good faith in LBIE’s complaint, and on March 15, 2013, the Court granted AGFP’s motion to dismiss in respect of the count relating to the nine credit derivative transactions and narrowed LBIE’s claim with respect to the 28 other credit derivative transactions. LBIE’s administrators disclosed in an April 10, 2015 report to LBIE’s unsecured creditors that LBIE’s valuation expert has calculated LBIE’s claim for damages in aggregate for the 28 transactions to range between a minimum of approximately $200 million and a maximum of approximately $500 million, depending on what adjustment, if any, is made for AGFP’s credit risk. In addition, LBIE seeks prejudgment interest from the time of termination onwards. AGFP filed a motion for summary judgment on the remaining causes of action asserted by LBIE and on AGFP’s counterclaims, and on July 2, 2018, the Court granted in part and denied in part AGFP’s motion. The Court dismissed, in its entirety, LBIE’s remaining claim for breach of the implied covenant of good faith and fair dealing and also dismissed LBIE’s claim for breach of contract solely to the extent that it is based upon AGFP’s conduct in connection with the auction. With respect to LBIE’s claim for breach of contract, the Court held that there were triable issues of fact regarding whether AGFP calculated its loss reasonably and in good faith. On October 1, 2018, AGFP filed an appeal with the Appellate Division of the Supreme Court of the State of New York, First Judicial Department (the Appellate Division), seeking reversal of the portions of the lower court’s ruling denying AGFP’s motion for summary judgment with respect to LBIE’s sole remaining claim for breach of contract. On January 17, 2019, the Appellate Division affirmed the Court’s decision, holding that the lower court correctly determined that there are triable issues of fact regarding whether AGFP calculated its loss reasonably and in good faith. A bench trial was held before Justice Melissa A. Crane of the New York Supreme Court from October 18 through November 19, 2021. On March 8, 2023, Justice Crane found in favor of AGFP. The Company is continuing to evaluate the impact of the ruling on its financial statements, including considering the potential for an appeal by the plaintiff.
15.    Shareholder’s Equity

Other Comprehensive Income

The following tables present the changes in each component of AOCI and the effect of reclassifications out of AOCI into the respective lines in the consolidated statements of operations.

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2022

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse
	No Credit Impairment	Credit Impairment		Total AOCI
	(in thousands)
Balance, December 31, 2021	$143,887	$(2,991)	$(1,632)	$139,264
Other comprehensive income (loss) before reclassifications	(174,571)	(46,820)	57	(221,334)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(5,594)	(17,415)	—	(23,009)
Fair value gains (losses) on FG VIEs	—	—	(464)	(464)
Total before tax	(5,594)	(17,415)	(464)	(23,473)
Tax (provision) benefit	1,175	3,657	97	4,929
Total amount reclassified from AOCI, net of tax	(4,419)	(13,758)	(367)	(18,544)
Other comprehensive income (loss)	(170,152)	(33,062)	424	(202,790)
Balance, December 31, 2022	$(26,265)	$(36,053)	$(1,208)	$(63,526)

Assured Guaranty Corp.
Notes to Consolidated Financial Statements, Continued
Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2021

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse
	No Credit Impairment	Credit Impairment		Total AOCI
	(in thousands)
Balance, December 31, 2020	$193,124	$(2,392)	$(1,728)	$189,004
Other comprehensive income (loss) before reclassifications	(48,194)	(5,885)	(422)	(54,501)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	1,320	(6,691)	—	(5,371)
Fair value gains (losses) on FG VIEs	—	—	(656)	(656)
Total before tax	1,320	(6,691)	(656)	(6,027)
Tax (provision) benefit	(277)	1,405	138	1,266
Total amount reclassified from AOCI, net of tax	1,043	(5,286)	(518)	(4,761)
Other comprehensive income (loss)	(49,237)	(599)	96	(49,740)
Balance, December 31, 2021	$143,887	$(2,991)	$(1,632)	$139,264

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2020

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse
	No Credit Impairment	Credit Impairment		Total
	(in thousands)
Balance, December 31, 2019	$135,096	$23,131	$(2,581)	$155,646
Effect of adoption of accounting guidance on credit losses	24,586	(24,586)	—	—
Other comprehensive income (loss) before reclassifications	37,972	(1,203)	374	37,143
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	5,735	(337)	—	5,398
Fair value gains (losses) on FG VIEs	—	—	(606)	(606)
Total before tax	5,735	(337)	(606)	4,792
Tax (provision) benefit	(1,205)	71	127	(1,007)
Total amount reclassified from AOCI, net of tax	4,530	(266)	(479)	3,785
Other comprehensive income (loss)	33,442	(937)	853	33,358
Balance, December 31, 2020	$193,124	$(2,392)	$(1,728)	$189,004

Share Repurchases

Accounting Policy

The Company records share repurchases as a reduction to “common stock” and “additional paid-in capital”. Once additional paid-in capital has been exhausted, share repurchases are recorded as a reduction to common stock and retained earnings.

16.    Subsequent Events

Subsequent events have been considered and disclosed if material through April 6, 2023, the date on which these financial statements were issued.